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                                                                   EXHIBIT 10.41

                           PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                           MPT OF NORTH CYPRESS, L.P.
                                  ("PURCHASER")

                                       AND

                          NORTH CYPRESS MEDICAL CENTER
                             OPERATING COMPANY, LTD.
                                   ("SELLER")

                       DATED EFFECTIVE AS OF JUNE 1, 2005

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                                Table of Contents

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ARTICLE I DEFINED TERMS.....................................................................                  2
   SECTION 1.1       CERTAIN DEFINED TERMS..................................................                  2
   SECTION 1.2       INTERPRETATION; TERMS GENERALLY........................................                  8
ARTICLE II PURCHASE AND SALE OF ASSETS......................................................                  9
   SECTION 2.1       PURCHASE AND SALE OF ASSETS............................................                  9
   SECTION 2.2       NO ASSUMPTION OF LIABILITIES...........................................                  9
   SECTION 2.3       WARRANTY...............................................................                  9
ARTICLE III PURCHASE PRICE..................................................................                 10
   SECTION 3.1       PURCHASE PRICE.........................................................                 10
   SECTION 3.2       TAXES, RENTALS, UTILITIES..............................................                 10
ARTICLE IV REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER..........................                 10
   SECTION 4.1       ORGANIZATION...........................................................                 10
   SECTION 4.2       AUTHORIZATION; ENFORCEMENT, ABSENCE OF CONFLICTS.......................                 10
   SECTION 4.3       ABSENCE OF CONFLICTS...................................................                 11
   SECTION 4.4       CONSENTS AND APPROVALS.................................................                 11
   SECTION 4.5       FINANCIAL STATEMENTS...................................................                 11
   SECTION 4.6       NO UNDISCLOSED LIABILITIES.............................................                 11
   SECTION 4.7       ABSENCE OF CHANGES.....................................................                 12
   SECTION 4.8       PHYSICIANS.............................................................                 12
   SECTION 4.9       TAXES..................................................................                 12
   SECTION 4.10         TITLE AND CONDITION OF THE ASSETS...................................                 13
   SECTION 4.11         COMPLIANCE WITH ENVIRONMENTAL LAWS..................................                 13
   SECTION 4.12         LITIGATION..........................................................                 14
   SECTION 4.13         CONTRACTS, OBLIGATIONS AND COMMITMENTS..............................                 14
   SECTION 4.14         LICENSES............................................................                 15
   SECTION 4.15         ACCREDITATION; MEDICARE AND MEDICAID; THIRD PARTY PAYORS............                 15
   SECTION 4.16         HEALTHCARE REGULATORY MATTERS.......................................                 15
   SECTION 4.17         HILL-BURTON OBLIGATIONS.............................................                 16
   SECTION 4.18         MEDICAL STAFF MATTERS...............................................                 16
   SECTION 4.19         COMPLIANCE WITH LAW.................................................                 16
   SECTION 4.20         INTANGIBLE PROPERTY.................................................                 17
   SECTION 4.21         RECORDS.............................................................                 17
   SECTION 4.22         SUBSIDIARIES........................................................                 17
   SECTION 4.23         BROKERS.............................................................                 17
   SECTION 4.24         REPRESENTATIONS COMPLETE............................................                 17
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...................................                 18
   SECTION 5.1       ORGANIZATION...........................................................                 18
   SECTION 5.2       AUTHORIZATION; ENFORCEMENT, ABSENCE OF CONFLICTS.......................                 18
   SECTION 5.3       ABSENCE OF CONFLICTS...................................................                 18
   SECTION 5.4       CONSENTS AND APPROVALS.................................................                 18
   SECTION 5.5       LITIGATION.............................................................                 19
   SECTION 5.6       POSSESSION OF PERMITS..................................................                 19
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
   SECTION 5.7       COMPLIANCE WITH LAW....................................................                 19
   SECTION 5.8       BROKERS................................................................                 19
   SECTION 5.9       REPRESENTATIONS COMPLETE...............................................                 19
ARTICLE VI TITLE AND SURVEY.................................................................                 20
   SECTION 6.1       SURVEY.................................................................                 20
   SECTION 6.2       TITLE INSURANCE........................................................                 20
ARTICLE VII PRE-CLOSING COVENANTS...........................................................                 20
   SECTION 7.1       NO SHOP................................................................                 20
   SECTION 7.2       ACCESS.................................................................                 21
   SECTION 7.3       CONFIDENTIALITY........................................................                 21
   SECTION 7.4       REGULATORY AND OTHER AUTHORIZATIONS, NOTICES AND CONSENTS..............                 22
   SECTION 7.5       MUTUAL COVENANTS.......................................................                 22
   SECTION 7.6       SCHEDULE UPDATES.......................................................                 22
   SECTION 7.7       CONDUCT OF BUSINESS BY THE SELLER PENDING THE CLOSING..................                 22
   SECTION 7.8       PUBLIC ANNOUNCEMENTS...................................................                 23
ARTICLE VIII CLOSING CONDITIONS.............................................................                 23
   SECTION 8.1       CONDITIONS TO THE OBLIGATIONS OF THE SELLER............................                 23
   SECTION 8.2       CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER.........................                 23
   SECTION 8.3       FAILURE OF CONDITIONS..................................................                 25
ARTICLE IX CLOSING..........................................................................                 25
   SECTION 9.1       CLOSING DATE...........................................................                 25
   SECTION 9.2       SELLER'S CLOSING DATE DELIVERABLES.....................................                 25
   SECTION 9.3       PURCHASER'S CLOSING DATE DELIVERABLES..................................                 27
ARTICLE X TERMINATION.......................................................................                 27
   SECTION 10.1         TERMINATION PRIOR TO CLOSING........................................                 27
   SECTION 10.2         NOTICE OF TERMINATION PRIOR TO CLOSING..............................                 27
ARTICLE XI POST CLOSING COVENANTS...........................................................                 27
   SECTION 11.1         JCAHO COMPLIANCE....................................................                 27
   SECTION 11.2         HIPAA COMPLIANCE....................................................                 28
   SECTION 11.3         NECESSARY PERMITS...................................................                 28
   SECTION 11.4         PARTICIPATION IN GOVERNMENT PROGRAMS................................                 28
   SECTION 11.5         COMPLIANCE WITH WHOLE HOSPITAL EXCEPTION............................                 28
   SECTION 11.6         POST-CLOSING ACCESS TO INFORMATION..................................                 28
   SECTION 11.7         SURVIVAL............................................................                 28
ARTICLE XII INDEMNIFICATION.................................................................                 28
   SECTION 12.1         INDEMNIFICATION OF THE PURCHASER PARTIES............................                 28
   SECTION 12.2         INDEMNIFICATION OF SELLER PARTIES...................................                 28
   SECTION 12.3         NOTIFICATION AND DEFENSE OF CLAIMS..................................                 29
   SECTION 12.4         LIMITATIONS ON CLAIMS...............................................                 30
   SECTION 12.5         INVESTIGATIONS......................................................                 31
   SECTION 12.6         TREATMENT OF INDEMNIFICATION PAYMENTS...............................                 31
   SECTION 12.7         INSURED LOSSES......................................................                 31
   SECTION 12.8         EXCLUSIVE REMEDY....................................................                 31
ARTICLE XIII CHOICE OF LAW/JURISDICTION AND VENUE...........................................                 31
   SECTION 13.1         CHOICE OF LAW.......................................................                 31
   SECTION 13.2         JURISDICTION AND VENUE..............................................                 31
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ARTICLE XIV MISCELLANEOUS...................................................................                 32
   SECTION 14.1         ASSIGNMENT..........................................................                 32
   SECTION 14.2         NOTICE..............................................................                 32
   SECTION 14.3         SECURITIES OFFERING AND FILINGS.....................................                 33
   SECTION 14.4         EXPENSES............................................................                 34
   SECTION 14.5         CAPTIONS............................................................                 34
   SECTION 14.6         ENTIRE AGREEMENT; MODIFICATION......................................                 34
   SECTION 14.7         SCHEDULES AND EXHIBITS..............................................                 34
   SECTION 14.8         SEVERABILITY........................................................                 34
   SECTION 14.9         CONSTRUCTION........................................................                 34
   SECTION 14.10        FURTHER ASSURANCES..................................................                 34
   SECTION 14.11        COUNTERPARTS........................................................                 35
   SECTION 14.12        BINDING EFFECT......................................................                 35
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                           PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT is made and entered into as of the ______ day of June, 2005, but effective as of June 1, 2005, by and between MPT OF NORTH CYPRESS, L.P., ("Purchaser"), a Delaware limited partnership, and NORTH CYPRESS MEDICAL CENTER OPERATING COMPANY, LTD. ("Seller"), a Texas limited partnership.

                              W I T N E S S E T H:

WHEREAS, North Cypress Property Holdings, Ltd. ("Hospital Tract Owner") is the owner of that certain parcel of real property located in Harris County, Texas and being more particularly described on EXHIBIT "A" attached hereto and by this reference made a part hereof (the "Hospital Tract");

WHEREAS, Northern Healthcare Land Ventures, Ltd. ("Northern Healthcare"), an affiliate of the Hospital Tract Owner, is the owner of that certain parcel of real property located adjacent to the Hospital Tract and consisting of approximately 1.8 acres and being more particularly described on EXHIBIT "B" attached hereto and by this reference made a part hereof (the "Northeast Parking Parcel");

WHEREAS, Hospital Tract Owner and Purchaser, of even date, have entered into that certain Net Ground Lease (Hospital Tract) pursuant to which Purchaser has leased from Hospital Tract Owner the Hospital Tract;

WHEREAS, Northern Healthcare and Purchaser, of even date, have entered into that certain Net Ground Lease (Northeast Parking Parcel) pursuant to which Purchaser has leased from Northern Healthcare the Northeast Parking Parcel;

WHEREAS, Purchaser has subleased the Hospital Tract to Seller pursuant to that certain Sublease Agreement (Pre-Construction) dated of even date herewith;

WHEREAS, Hospital Tract Owner and Purchaser, of even date herewith have entered into that certain Contract for Purchase and Sale of Real Property, pursuant to which Hospital Tract Owner shall sell to Purchaser and Purchaser shall purchase from Hospital Tract Owner the Hospital Tract;

WHEREAS, of even date herewith, Seller and MPT Finance Company, LLC ("Lender") have consummated a construction loan, the proceeds of which shall be utilized by Seller for construction of the Hospital Improvements;

WHEREAS, Seller shall construct the Hospital Improvements in accordance with and pursuant to the terms of the Construction Loan Agreement; and

WHEREAS, Purchaser intends to acquire from Seller and Seller intends to sell to Purchaser the Hospital Improvements, all in accordance with the terms and provisions herein contained.

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NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser do hereby agree as follows:

                                   ARTICLE I
                                  DEFINED TERMS

SECTION 1.1 CERTAIN DEFINED TERMS. Capitalized terms used herein shall have the respective meanings ascribed to them in this Section 1.1.

"Affiliate" shall mean, as to the Person in question, any Person that directly or indirectly controls, is controlled by, or is under common control with, the Person in question and any successors or assigns of such Persons; and the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities, by contract or otherwise.

"Agreement" means this Purchase and Sale Agreement, and all Exhibits and Schedules hereto, as amended from time to time in accordance with the terms of this Agreement.

"Appraisal" means an appraisal of the Hospital Improvements and an accompanying reliance letter expressly stating that Purchaser may rely thereon, each in form and substance, and prepared by a Person, satisfactory to Purchaser in its sole discretion.

"Assets" shall have the meaning set forth in Section 2.1 hereof.

"Balance Sheet" shall have the meaning set forth in Section 4.5 hereof.

"Balance Sheet Date" shall have the meaning set forth in Section 4.5 hereof.

"Business" means the Seller's lease and operation of the Hospital and the engagement in and pursuit and conduct of any business ventures or activities reasonably related thereto.

"Business Contracts" shall have the meaning set forth in Section 4.13 hereof.

"Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

"Claim" shall have the meaning set forth in Section 4.12 hereof.

"Closing" shall have the meaning set forth in Section 9.1 hereof.

"Closing Date" shall have the meaning set forth in Section 9.1 hereof.

"Confidentiality Agreement" shall have the meaning set forth in Section 7.3 hereof.

"Confidential Information" shall have the meaning set forth in Schedule 7.3 hereof.

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"Construction Loan" means that certain loan from Lender to Seller in the original principal amount of Sixty-Four Million Twenty-Eight Thousand and No/100 Dollars ($64,028,000.00), the proceeds of which shall be utilized by Seller to construct the Hospital Improvements and which loan is evidenced, among other documents, by that certain Promissory Note, of even date herewith from Seller to Lender in the principal amount of Sixty-Four Million Twenty-Eight Thousand and No/100 Dollars ($64,028,000.00) (the "Note") and the Construction Loan Agreement.

"Construction Loan Agreement" shall mean that certain Construction Loan Agreement dated of even date herewith by and between Lender and Seller.

"Damages" means demands, claims, actions, losses, damages, liabilities, penalties, Taxes, costs and expenses (including, without limitation, attorneys' and accountants' fees, settlement costs, arbitration costs and any other reasonable expenses for investigating or defending any Claim or threatened Claim).

"Defaulting Party" shall have the meaning set forth in Section 8.3 hereof.

"Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging actual or potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (i) the presence, or release into the environment, of any Hazardous Materials at any location owned or operated by the Seller or any Affiliate of the Seller, now or in the past, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

"Environmental Law" means all local, state and federal laws relating to environmental conditions and industrial hygiene, including, without limitation, the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 6901, et seq., the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq., the Clean Air Act, 42 U.S.C. Sections 741 et seq., the Clean Water Act, 33 U.S.C.
Section 7401, et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2629, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j, and all similar federal, state and local environmental statutes, ordinances and the regulations, orders, or decrees now or hereafter promulgated thereunder.

"Equity Constituents" means, with respect to any Person, as applicable, the members, general and/or limited partners, shareholders, stockholders or other Persons, however designated, who are the owners of the issued and outstanding equity or ownership interests of such Person.

"Excluded Liabilities" shall have the meaning set forth in Section 2.2 hereof.

"Financial Statements" shall have the meaning set forth in Section 4.5 hereof.

"Fixtures" means all permanently affixed equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Hospital, including,

                                       3

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without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in vacuum system, cable transmission, built-in oxygen and similar systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto.

"GAAP" means generally accepted accounting principles as consistently applied in the United States and in effect from time to time. Any accounting term used herein and not specifically defined herein shall be construed in accordance with GAAP.

"Governing Documents" means, with respect to any Person, as applicable, such Person's charter, articles or certificate of incorporation, bylaws, limited partnership agreement, limited liability company agreement, stockholders' agreement or other documents or instruments which establish the rules, procedures and rights with respect to such Person' governance, and relations among such Person's Equity Constituents, in each case as amended, restated, supplemented and/or modified and in effect as of the relevant date.

"Governmental Entity" means any national, federal, regional, state, provincial, municipal, foreign or multinational court or other governmental or regulatory authority, administrative body or government, department, board, body, tribunal, instrumentality or commission of competent jurisdiction.

"Government Programs" shall have the meaning set forth in Section 4.16 hereof.

"Hazardous Materials" means any substance, including without limitation, asbestos or any substance containing asbestos and deemed hazardous under any Environmental Law, the group of organic compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, infectious wastes, biomedical and medical wastes, chemicals known to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions or related materials and any items included in the definition of hazardous or toxic wastes, materials or substances under any Environmental Law.

"Healthcare Fraud Laws" shall have the meaning set forth in Section 4.16(a) hereof.

"Hospital" means the general acute care hospital facility and related Hospital Improvements to be constructed on the Land.

"Hospital Improvements" means all buildings, improvements, structures and Fixtures, including, without limitation, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures, equipment systems and other so-called "infrastructure" improvements and all other improvements constructed for use or used in connection with the Hospital.

"Hospital Tract" shall have the meaning set forth in the first "WHEREAS" clause.

"Hospital Tract Owner" shall have the meaning set forth in the first "WHEREAS" clause.

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"Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such Person: (i) in respect of borrowed money (whether secured or unsecured), (ii) under conditional sale or other title retention agreements relating to property or services purchased and/or sold by such Person, (iii) evidenced by bonds, notes, debentures or similar instruments, (iv) for the payment of money relating to a capitalized lease obligation, (v) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit, (vi) pursuant to any guarantee, or (vii) secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) a Lien on the assets or property of such Person, and (b) all liabilities and obligations of others of the kind described in the preceding clause (a) and otherwise that (i) such Person is responsible or liable for, directly or indirectly, as obligor, guarantor, surety or otherwise, or (ii) which are secured by a Lien on any of the assets or property of such Person.

"Indemnified Party" shall have the meaning set forth in Section 12.3(a) hereof.

"Indemnifying Party" shall have the meaning set forth in Section 12.3(a) hereof.

"Intangible Property" shall have the meaning set forth in Section 4.20 hereof.

"Knowledge" means, with respect to any Person, such Person's actual or deemed knowledge of a particular fact or matter if (i) any of such Person's current or former officers or directors (or other Persons, however designated, currently or formerly possessing and/or exercising similar authority with respect to such Person) (a Person's "Knowledge Group") has actual knowledge of such fact or matter; or (ii) any of such Person's Knowledge Group would reasonably be expected to discover or otherwise become aware of such fact or matter after conducting a reasonably diligent inquiry.

"Land" means, collectively, the Hospital Tract and the Northeast Parking Parcel.

"Law" means any federal, state or local statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Entity or otherwise, including, without limitation, any judicial or administrative order, consent, decree or judgment.

"Lease" shall mean that certain Lease Agreement to be entered into by Purchaser and the Seller at Closing, a copy of which is attached hereto as EXHIBIT "C".

"Lender" shall have the meaning set forth in the seventh "WHEREAS" clause of this Agreement.

"Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, lien (statutory or otherwise) or preference, security interest or other encumbrance of any kind or nature whatsoever, including the Construction Loan.

"Material Adverse Effect" means any changes, event(s), occurrence(s) or effect(s), whether direct or indirect, that, both before and after giving effect to the transactions contemplated by this Agreement, could, individually or in the aggregate, reasonably be expected to have a material adverse effect on (i) Seller's business, properties, results of operations, assets, revenue, income, condition (financial or otherwise) or ability to timely satisfy its obligations or liabilities (whether absolute or contingent), (ii) the Assets, or (iii) the conduct of the Business or Seller's ability to perform its obligations under, and/or consummate the transactions contemplated by, this Agreement within the time periods specified herein.

"Medicaid" shall mean the medical assistance program established by the State under Title XIX of the Social Security Act (42 U.S.C. Sections 1396 et seq.) and any statute succeeding thereto.

"Medicare" shall mean the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. Sections 1395 et seq.) and any statute succeeding thereto.

"Non-Prevailing Party" means, with respect to any Claim between any of the parties to this Agreement, such party determined as the non-prevailing party by a court with proper jurisdiction.

"Northeast Parking Parcel" shall have the meaning set forth in the second "WHEREAS" clause.

"Northern Healthcare" shall have the meaning set forth in the second "WHEREAS" clause.

"Operational Date" means the date on which the construction of the Hospital is, in accordance with the terms of the Construction Loan Agreement, substantially complete.

"Ordinary Course of Business" means, with respect to any Person, any action that: (a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; (b) does not require authorization by the board of directors (or other Persons, however designated, possessing and/or exercising similar authority with respect to such Person) or Equity Constituents of such Person and does not require any other special authorization of any nature; or
(c) is similar in nature, scope and magnitude to actions customarily taken, without any special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

"Outside Closing Date" shall have the meaning set forth in Section 9.1 hereof.

"Permits" shall have the meaning set forth in Section 4.14 hereof.

"Person" means an individual, a corporation, a limited liability company, a general or limited partnership, an unincorporated association, a joint venture, a Governmental Entity or other entity or group.

"Physicians" shall have the meaning set forth in Section 4.8 hereof.

"Plan" shall have the meaning set forth in Section 2.1 hereof.

"Purchase Price" shall have the meaning set forth in Section 3.1 hereof.

"Purchaser" shall have the meaning set forth in the Preamble to this Agreement, its successors and assigns.

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"Purchaser Indemnified Parties" shall have the meaning set forth in Section 12.1 hereof.

"Purchaser Instruments" shall have the meaning set forth in Section 5.2 hereof.

"Purchaser Parties' Indemnity Period" shall have the meaning set forth in
Section 12.4(b) hereof.

"Purchaser's Closing Conditions" shall have the meaning set forth in Section 8.2 hereof.

"Search Reports" means reports of searches made of the uniform commercial code records of the county in which the Land is located, and of the office of the secretary of state of the state in which the Land is located and in the state in which the principal office of the Seller is located.

"Seller" shall have the meaning set forth in the Preamble to this Agreement.

"Seller Indemnified Parties" shall have the meaning set forth in Section 12.2 hereof.

"Seller Instruments" shall have the meaning set forth in Section 4.2 hereof.

"Seller's Indemnity Period" shall have the meaning set forth in Section 12.4(a) hereof.

"Service Provider" means any Person who has rendered or is rendering services to or on behalf of Seller.

"Special Purpose Entity" means an entity which (i) exists solely for the purpose of owning and/or leasing all or any portion of the Hospital Improvements and conducting the operation of the Business, (ii) conducts business only in its own name, (iii) does not engage in any business other than the ownership and/or leasing of all or any portion of the Hospital Improvements and the operation of the Business, (iv) does not hold, directly or indirectly, any ownership interest (legal or equitable) in any entity or any real or personal property other than the interest which it owns in the Hospital Improvements and the other assets incident to the operation of the Business, (v) does not have any debt other than as permitted by the Lease or arising in the Ordinary Course of Business and does not guarantee or otherwise obligate itself with respect to the debts of any other Person, (vi) has its own separate books, records, accounts, financial statements and tax returns (with no commingling of funds or assets), (vii) holds itself out as being a company separate and apart from any other entity, and
(viii) maintains all corporate, limited partnership or limited liability company formalities independent of any other entity.

"Survey" shall have the meaning set forth in Section 6.1 hereof.

"Taxes" means any and all taxes, charges, fees, levies or other assessments, including, without limitation, any and all income, gross receipts, excise, real and personal property (including leaseholds and interests in leaseholds), sales, use, occupation, transfer, license, ad valorem, gains, profits, gift, minimum estimated, alternative minimum, social security, unemployment, disability, premium, recapture, credit, payroll, withholding, severance, stamp, capital stock, value added leasing, franchise and other taxes or similar charges of any kind including any interest and penalties on or additions thereto or attributable to any failure to comply with any requirement regarding any Tax Return.

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"Tax Return" means any return, declaration, filing, report, claim for refund or information return or other statement relating to Taxes (whether filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity), including any schedule or attachment thereto, and including any amendment or extension thereof.

"Tax Structure" shall have the meaning set forth in Section 7.3 hereof.

"Tax Treatment" shall have the meaning set forth in Section 7.3 hereof.

"Tenant" means the lessees or tenants under the Tenant Leases, if any.

"Tenant Leases" shall have the meaning set forth in Section 4.10(f) hereof.

"Third Party Claim" shall have the meaning set forth in Section 12.3(a) hereof.

"Title Company" means the title insurance company licensed in the state in which the Land is located and selected by Purchaser, in its sole discretion, to issue a title policy or endorsement with respect to the transaction contemplated hereby.

"Warranty Period" shall have the meaning set forth in Section 2.3 hereof.

SECTION 1.2 INTERPRETATION; TERMS GENERALLY. The definitions set forth in
Section 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless otherwise indicated, the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "herein", "hereof" and "hereunder" and words of similar import shall be deemed to refer to this Agreement (including the preamble, recitals, Schedules and Exhibits) in its entirety and not to any part hereof, unless the context shall otherwise require. All references herein to Articles, Sections, Schedules and Exhibits shall be deemed to refer to Articles, Sections and Schedules of, and Exhibits to, this Agreement, unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations). References to any party to this Agreement shall include references to its respective successors and permitted assigns. References to a judgment shall include references to any order, writ, injunction, decree, determination or award of any court or tribunal. References to any law are references to that law as of the Closing Date, unless clearly indicated otherwise, and shall also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Any reference in this Agreement to a "day" or number of "days" that does not refer explicitly to a "Business Day" or "Business Days" shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

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                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

SECTION 2.1 PURCHASE AND SALE OF ASSETS. Based upon the representations and warranties of Seller as set forth herein, and subject to the terms and conditions hereof, at the Closing, Seller, in consideration of the payment of the Purchase Price in accordance with Section 3.1, shall grant, sell, assign, transfer, convey and deliver to Purchaser and Purchaser shall purchase and acquire from Seller, free and clear of all Liens, other than Permitted Encumbrances, the following assets of Seller (collectively, the "Assets"):

(a)   the Hospital Improvements;

(b) all warranties, guarantees, contracts, claims and other intangibles relating to the Hospital Improvements, including, without limitation, those matters listed on SCHEDULE 2.1 attached hereto (collectively, the "Contracts"); and

(c) all plans and specifications, permits and approvals relating to the Hospital Improvements and the construction thereof, including, without limitation, those matters listed on SCHEDULE 2.1 (collectively, the "Plans")

SECTION 2.2 NO ASSUMPTION OF LIABILITIES. Notwithstanding anything in this Agreement to the contrary, Purchaser shall not assume or agree to pay, satisfy, discharge or perform, and or be deemed by virtue of the execution and delivery of this Agreement or any other document delivered at the Closing pursuant to this Agreement, or as a result of the consummation of the transactions contemplated by this Agreement or such other document, to have assumed, or to have agreed to pay, satisfy, discharge or perform, and shall not be liable for, any liability, obligation, contract or Indebtedness of Seller, any Affiliate of Seller or any other Person, whether primary or secondary, direct or indirect, including, without limitation, any liability or obligation relating to the ownership, use or operation of the Assets prior to Closing, any liability or obligation arising out of or related to any breach, default, tort or similar act committed by Seller or any Affiliate of Seller or for any failure of Seller or any Affiliate of Seller to perform any covenant or obligation for or during any period prior to Closing (collectively, the "Excluded Liabilities"). Purchaser, pursuant to this Agreement, shall not assume or otherwise be deemed to have any obligations under the Tenant Leases, either during the term of this Agreement or subsequent to Closing and Seller hereby indemnifies and holds harmless Purchaser from and against any Claims arising or accruing from or with respect to the Tenant Leases.

SECTION 2.3 WARRANTY. Seller hereby warrants to Purchaser the construction of the Hospital Improvements for a period of one (1) year subsequent to the Closing Date (the "Warranty Period"). If at any time during the Warranty Period, Purchaser discovers a defect in the construction of all or any part of the Hospital Improvements, Purchaser shall give notice to Seller of such defect and Seller, at its sole cost and expense, immediately shall repair, to Purchaser's satisfaction, such defect. Purchaser, prior to the expiration of the Warranty Period, shall have the right to conduct a walk through inspection of the Hospital Improvements and may provide to Seller a list of any defects discovered in such walk through. Seller, at its sole cost and expense, immediately shall repair, to Purchaser's satisfaction, all defects set forth in Purchaser's list. The provisions of this Section 2.3 shall survive Closing.

                                  ARTICLE III
                                 PURCHASE PRICE

SECTION 3.1 PURCHASE PRICE. The purchase price for the Assets shall be equal to the total costs incurred by Seller in connection with the acquisition, development and construction of the Hospital Improvements as determined under and pursuant to the Construction Loan Agreement and as approved by Lender (the "Purchase Price"). Subject to the terms and conditions hereof, at Closing, Purchaser shall pay the Purchase Price to Seller via transfer of immediately available federal funds to an account specified in writing by Seller not less than three (3) Business Days prior to the Closing Date.

SECTION 3.2 TAXES, RENTALS, UTILITIES. The parties acknowledge that all utility charges and all real and personal property Taxes related to the Assets and the Hospital shall be the responsibility of Seller pursuant to the terms of the Lease.

                                   ARTICLE IV
             REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER

With the understanding that Purchaser shall rely hereon, and as a material inducement to the Purchaser to enter into this Agreement, Seller hereby represents, warrants and covenants to Purchaser as of the date hereof and as of the Closing Date as follows:

SECTION 4.1 ORGANIZATION. The Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas and is duly qualified and registered as a foreign limited partnership in good standing under the laws of each jurisdiction in which the nature of the business conducted, or the assets owned, operated and/or leased, by Seller requires or makes such qualification or registration necessary. SCHEDULE 4.1 attached hereto sets forth the ownership of Seller and, except as set forth therein, no other Person has, and Seller has not offered to any Person, any equity interest in Seller or any option, warrant or other right to acquire the same. Seller is, and has, at all times since the date of its formation, been, a Special Purpose Entity.

SECTION 4.2 AUTHORIZATION; ENFORCEMENT, ABSENCE OF CONFLICTS. Seller has the requisite limited partnership power and authority to conduct its business as it is now being conducted and as proposed to be conducted and to execute, deliver and carry out the terms of this Agreement, all documents and agreements necessary to give effect to the provisions of this Agreement, including the Lease, and to consummate the transactions contemplated hereby and thereby. All limited partnership actions required to be taken by Seller to authorize the execution, delivery and performance of this Agreement, and all other documents, agreements and instruments executed by Seller which are necessary to give effect thereto (collectively, the "Seller Instruments") and all transactions contemplated hereby and thereby, have been duly and properly taken or obtained in accordance and in compliance with Seller's Governing Documents. No other action on the part of Seller or Seller's partners (or other Person's possessing and exercising similar control and authority over Seller) is necessary to authorize the execution, delivery and performance of this Agreement, the Lease, the Seller Instruments and all transactions contemplated hereby and thereby. This Agreement, the Seller Instruments and all agreements to which Seller will become a party hereunder, including the Lease, are and will constitute the valid and legally binding obligations of Seller, and are and will be enforceable against Seller in accordance with the respective terms hereof or thereof, except as enforceability may be restricted, limited or delayed by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except as enforceability may be subject to and limited by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

SECTION 4.3 ABSENCE OF CONFLICTS. Seller's execution, delivery and performance of this Agreement, the Lease and the Seller Instruments, and the consummation of the transactions contemplated hereby and thereby will not, with or without the giving of notice and/or the passage of time: (i) violate or conflict with any provision of Seller's Governing Documents; (ii) violate or conflict with any provision of any Law to which Seller or any of its Equity Constituents is subject; (iii) violate or conflict with any judgment, order, writ or decree of any court applicable to Seller; (iv) result in or cause the creation of a Lien on the Assets; or (v) result in the breach or termination of any provision of, or create rights of acceleration or constitute a default under, the terms of any indenture, mortgage, deed of trust, contract, agreement or other instrument to which Seller is a party or by which Seller or any of the Assets is bound.

SECTION 4.4 CONSENTS AND APPROVALS. No license, permit, qualification, order, consent, authorization, approval or waiver of, or registration, declaration or filing with, or notification to, any Governmental Entity or other Person is required to be made or obtained by or with respect to Seller in connection with the execution, delivery and performance of this Agreement, the Lease or the Seller Instruments, or the consummation of the transactions contemplated hereby or thereby.

SECTION 4.5 FINANCIAL STATEMENTS. SCHEDULE 4.5 sets forth (i) the unaudited balance sheet of Seller (the "Balance Sheet") on May 31, 2005 (the "Balance Sheet Date") and (ii) the unaudited statement of income and cash flows of Seller for the partial month ended May 31, 2005 (the financial statements described in this sentence, being referred to herein collectively, as the "Financial Statements"). Except as set forth on SCHEDULE 4.5, the Financial Statements have been prepared in accordance with GAAP, are based on the books, records and accounts of Seller and fairly present the financial condition and results of operations, cash flows and stockholders' or partners' equity of Seller as of the respective dates thereof and for the respective periods indicated therein, except (i) that the Financial Statements do not include complete note (including footnote) disclosure as required by GAAP; and (ii) that the Financial Statements are subject to normal, year-end adjustments which are not, and will not be, material in amount or effect, either individually or in the aggregate.

SECTION 4.6 NO UNDISCLOSED LIABILITIES. Seller has no liabilities or obligations, whether absolute, accrued, contingent or otherwise, including any potential future liability arising out of acts or omissions which have already occurred, which are not fully and accurately reflected or reserved against in the Balance Sheet except for liabilities or obligations that may have arisen in the Ordinary Course of Business since the Balance Sheet Date (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law), and Seller has no Knowledge of any fact, condition or circumstance which could form the basis of any Claim in respect of any such liability or obligation.

SECTION 4.7 ABSENCE OF CHANGES. Since the Balance Sheet Date, Seller has:

(a) except as otherwise provided in this Agreement, conducted its business only in the Ordinary Course of Business;

(b) not suffered any change, event or circumstance which has had, or would be reasonably expected to have, a Material Adverse Effect;

(c) preserved its legal existence and retained its business organization intact;

(d) paid or satisfied all of its material debts, liabilities or obligations as the same became due;

(e) timely made all applicable filings with Governmental Entities;

(f) not mortgaged, pledged, subjected to Lien, charged, encumbered or granted a security interest in or to any of its assets (including, without limitation, any of the Assets) except to Lender in connection with the Construction Loan or to equipment lenders in conformance with the Construction Loan;

(g) not suffered any material damage, destruction or loss (whether or not covered by insurance) affecting any of its assets;

(h) not made or suffered any change to its Governing Documents;

(i) maintained its books and records in accordance with GAAP, consistent with past practices;

(j) not received any notice of any defections of or other problems related to its prospective medical staff; and

(k) not agreed or offered, whether in writing or otherwise, to take, and neither Seller nor its directors, officers or partners (or other Persons, however designated, exercising similar control or authority over Seller) or Equity Constituents have authorized the taking of, any action described in Section 4.7(a) through Section 4.7(j) above.

SECTION 4.8 PHYSICIANS. SCHEDULE 4.8 sets forth the names of all of the physicians who are Equity Constituents, directors or officers of Seller or who have been or are scheduled to be admitted to the staff of the Hospital (the "Physicians"). This information shall be kept confidential.

SECTION 4.9 TAXES. Seller has filed or caused to be filed all Tax Returns of Seller which have become due (taking into account valid extensions of time to file) prior to the date hereof. Such Tax Returns are accurate and complete in all material respects, and Seller has paid or caused to be paid all Taxes for the periods covered by such Tax Returns, whether or not shown to be due on such Tax Returns. There are (i) no outstanding Liens for any Taxes that have been filed by any Governmental Entity against Seller or the Business, any of the Assets or the other assets of Seller (other than for ad valorem taxes not yet due and payable), and (ii) no claims being asserted in writing with respect to any Taxes relating to Seller, the Land, the Business, any of the Assets or any other assets of Seller for which Purchaser could be held liable, and there is no basis for the assertion of any such claim.

SECTION 4.10 TITLE AND CONDITION OF THE ASSETS.

(a) Seller, subject to any security interest which are held by lenders of Seller (which security interest will be satisfied on or before Closing), is or will be the sole and exclusive legal and equitable owner of the Assets and at Closing will have and convey to Purchaser good, absolute and marketable title to and unrestricted possession of the Assets, free and clear of any and all Liens, encumbrances, restrictions or easements of any kind whatsoever and any adverse Claims of third parties.

(b) Neither the sale of the Assets pursuant to this Agreement nor the construction and operation of the Hospital violates or will violate any applicable law, statute, ordinance, rule, regulation, order or determination of any Governmental Entity or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Land, including, without limitation, any applicable zoning or subdivision ordinance or building code, flood disaster law or health and environmental law or regulation.

(c) There are existing, or Seller will install, water, sewer, gas and electricity lines, storm sewer and other utility systems adequate to serve the utility needs of the Hospital Improvements. As of the Closing Date, all of said utilities will be installed and operating, with all installation and connection charges having been paid in full.

(d) There are no Claims, actions, suits, proceedings or investigations pending or, to the Knowledge of Seller, threatened, against or affecting all or any portion of the Assets.

(e) SCHEDULE 4.10 attached hereto sets forth an accurate and complete list of all leases, subleases, commitment letters, letters of intent and other rental agreements, whether written or oral, now or hereafter in effect, if any, that grant or will grant a possessory interest in and to any space in the Hospital Improvements or that otherwise assign or convey rights with regard to the Hospital Improvements (collectively referred to as the "Tenant Leases").
SCHEDULE 4.10 designates which of the Tenant Leases described therein are with the referral sources (as determined by any of the Healthcare Fraud Laws) of Seller and/or any of its Affiliates. SCHEDULE 4.10 specifies the rent and security deposit, if any, for each Tenant Lease. Seller has provided Purchaser with complete, correct and current copies of all Tenant Leases. Seller shall provide Purchaser prior to Closing Tenant Lease estoppels in form satisfactory to Purchaser from all Tenants under the applicable Tenant Leases. Except for the Tenant Leases, there are no purchase contracts, leases of space, options, rights of first refusal or other written or oral agreements of any kind whereby any person or entity will have acquired or will have any basis to assert any right, title or interest in, or right to the possession, use, enjoyment or proceeds of, any part or all of the Hospital Improvements.

SECTION 4.11 COMPLIANCE WITH ENVIRONMENTAL LAWS. (a) No Governmental Entity or any nongovernmental third party has notified Seller, or to Seller's Knowledge, any other party, of any alleged violation or investigation of any suspected violation under the Environmental Laws in connection with the ownership or operation of the Hospital Improvements, including any litigation or cause of action alleging personal injury or property damage caused by exposure to, or the disposal, release or migration of, any Hazardous Materials. To Seller's Knowledge, the Land is in full compliance with the Environmental Laws;

(b) With respect to the ownership of the Hospital Improvements, to the Knowledge of Seller, no Hazardous Materials have been stored, disposed of or arranged for the disposal thereon or therein, except in compliance with the Environmental Laws and Seller has not and will not install any underground storage tanks at, on or under the Land;

(c) To the Knowledge of Seller, there have been no actions, activities, circumstances, conditions, events or incidents, including, without limitation, the generation, transportation, treatment, storage, release, emission, discharge, presence or disposal of any Hazardous Materials on or from Hospital Improvements that could form the basis of any Environmental Claim against Seller or Purchaser;

(d) Seller has not contractually assumed or succeeded to any liability of any direct or indirect predecessors or any other Person related or with respect to any Environmental Law; and

(e) To the Knowledge of Seller, there are no conditions presently existing on, at or emanating from the Hospital Improvements that may result in any liability, investigation or clean-up cost under any Environmental Law.

SECTION 4.12 LITIGATION. There is no suit, action, proceeding, inquiry or investigation (a "Claim") against or involving Seller or any of its properties or rights, pending or, to the Knowledge of Seller threatened (including, without limitation any suit, action, proceeding or investigation pursuant to Title 11 of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Family and Medical Leave Act of 1993, or any other federal, state or local law regulating employment) nor to the Knowledge of Seller are there any facts which might result in or form the basis of any such Claim. There is no judgment, decree, injunction, rule or order of any Governmental Entity or any other Person (including, without limitation, any arbitral tribunal) outstanding against Seller and Seller is not in violation of any term of any judgment, decree, injunction or order outstanding against it. Furthermore, there is no Claim by or before any Governmental Entity or other Person pending or, to the Knowledge of Seller, threatened which questions or challenges the validity of this Agreement or any action taken or to be taken by Seller pursuant to this Agreement or in connection with the transactions contemplated hereby, and there is no basis for any such Claim.

SECTION 4.13 CONTRACTS, OBLIGATIONS AND COMMITMENTS. SCHEDULE 4.13 attached hereto sets forth a list of all contractual agreements, whether written or oral, or relating to or affecting the assets or the operation of the Business to which Seller is a party (the "Business Contracts"). Seller has provided to Purchaser complete and correct copies of all of the Business Contracts. Except as set forth on SCHEDULE 4.13, (i) the Business Contracts are legally valid, binding and enforceable against Seller (and, to the best of Seller's Knowledge, against the other parties thereto) in accordance with their respective terms and are in full force and effect; (ii) there are no defaults by Seller, or to the best of Seller's Knowledge, any other party to the Business Contracts; (iii) Seller has not received written notice of any default, offset, counterclaim or defense under any Business Contract; (iv) no condition or event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by Seller of the terms of any Business Contract; and (v) the Business Contracts are in compliance with Healthcare Fraud Laws.

SECTION 4.14 LICENSES. SCHEDULE 4.14 attached hereto sets forth a current, complete and accurate list of all licenses, permits, certificates of need and other authorizations of Governmental Entities (the "Permits") which will be required for the construction and development and operation of the Hospital and the conduct of the Business. Except as set forth in SCHEDULE 4.14, Seller possesses all such Permits, such Permits are in full force and effect and true and correct copies of such Permits have been delivered to Purchaser. No notice from any authority in respect to, as applicable, the threatened, pending or possible denial, revocation, termination, suspension or limitation of any of the Permits has been received by Seller and Seller has no Knowledge of any proposed or threatened issuance of any such notice or of any grounds which would form the basis for any such notice.

SECTION 4.15 ACCREDITATION; MEDICARE AND MEDICAID; THIRD PARTY PAYORS. Except as set forth on SCHEDULE 4.15 attached hereto, Seller will enroll and become a provider authorized to participate without restriction under Title XVIII of the Social Security Act ("Medicare") and Title XIX of the Social Security Act ("Medicaid"), the Medicare and the Medicaid programs of the State of Texas and the TRICARE/CHAMPUS programs (the "Government Programs"). Seller expects to receive Medicare or Medicaid reimbursement with respect to the Hospital and to be eligible to receive payment without restriction under Medicare and Medicaid. Neither Seller nor any Person who is either an officer or director of, or directly or indirectly owns an equity interest in, Seller, nor, to Seller's Knowledge, any Physician or Service Provider (i) has been excluded, suspended or debarred from, or otherwise ineligible for, participation in any Government Program including Medicare or Medicaid, or (ii) has been convicted of a criminal or civil offense related to conduct that would trigger an exclusion from any Government Program.

SECTION 4.16 HEALTHCARE REGULATORY MATTERS.(a) Except as described on SCHEDULE
4.16 attached hereto, none of Seller, or, to Knowledge of Seller, any Physician or Service Provider (i) is a party to or has received notice of the commencement of any investigation or debarment proceedings or any governmental investigation or action (including any civil investigative demand or subpoena) under the False Claims Act (31 U.S.C. Section 3729 et seq.), the Anti-Kickback Act of 1986 (41 U.S.C. Section 51 et seq.), the Federal Health Care Programs Anti-Kickback statute (42 U.S.C. Section 1320a-7a(b)), the Ethics in Patient Referrals Act of 1989, as amended (Stark Law) (42 U.S.C. 1395nn), the Civil Money Penalties Law (42 U.S.C. Section 1320a-7a), or the Truth in Negotiations (10 U.S.C. Section 2304 et seq.), Health Care Fraud (18 U.S.C. 1347), Wire Fraud (18 U.S.C. 1343), Theft or Embezzlement (18 U.S.C. 669), False Statements (18 U.S.C. 1001), False Statements (18 U.S.C. 1035), and Patient Inducement Statute and equivalent state statutes or any rule or regulation promulgated by a Governmental Entity with respect to any of the foregoing ("Healthcare Fraud Laws") affecting Seller or the Business (and no grounds for any such proceeding, investigation or action exist); and (ii) is not in full compliance with all applicable Healthcare Fraud Laws.

(b) Except as described on SCHEDULE 4.16, neither Seller nor, to Seller's Knowledge, any Physician or Service Provider has ever been charged or implicated in any violation of any state or federal statute or regulation involving false, fraudulent or abusive practices relating to its participation in state or federally sponsored reimbursement programs, including but not limited to false or fraudulent billing practices. None of Seller, or, to Seller's Knowledge, any Physician or Service Provider has engaged in any of the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under Medicare or Medicaid program;
(ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under Medicare or Medicaid program; (iii) failing to disclose knowledge of any event affecting the initial or continued right to any benefit or payment under Medicare or Medicaid program on its own behalf or on behalf of another, with intent to secure such payment or benefit fraudulently; (iv) knowingly and willfully soliciting, paying, or receiving any remuneration (including kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid; (v) presenting or causing to be presented a claim for reimbursement for services that is for an item or service that was known or should have been known to be (a) not provided as claimed, or (b) false or fraudulent; or (vi) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (a) a facility in order that the facility may qualify for Governmental Entity certification or (b) information to be provided under 42 U.S.C. Section 1320a-3.

(c) The Physicians' investment in and ownership of Seller, if any, and the referral of patients to the Hospital and the Business by such Physicians do not and shall never violate any applicable Laws, including any Healthcare Fraud Law.

SECTION 4.17 HILL-BURTON OBLIGATIONS. Seller does not have any patient care or other obligations under the Federal Hill-Burton program with respect to the operation of the Hospital.

SECTION 4.18 MEDICAL STAFF MATTERS. Except as set forth in SCHEDULE 4.18 attached hereto, there are no pending or, to the Knowledge of Seller, threatened appeals, challenges, disciplinary or corrective actions, or disputes involving applicants to the medical staff of the Hospital. For confidentiality purposes, all persons identified on SCHEDULE 4.18 are identified by a Hospital-assigned number rather than name. True and correct copies of Medical Staff Bylaws of the Hospital, the Hospital's Medical Staff Rules and Regulations, and the Hospital's Medical Staff Hearing Procedures, all as proposed to be in effect following completion of the Hospital Improvements, have been previously delivered by Seller to Purchaser.

SECTION 4.19 COMPLIANCE WITH LAW. Seller (a) is in material compliance with every applicable law, rule, regulation, ordinance, license, permit and other governmental action and authority and every order, writ, and decree of every Governmental Entity in connection with the ownership, conduct, operation and maintenance of the Business and its ownership and use of its assets, and no event has occurred or circumstance exists which (without notice or lapse of time) would result in any noncompliance with any such law, rule, regulation, ordinance, license permit, order, writ or decree; and (b) has timely made or given all filings and notices required to be made by Seller with the regulatory agencies of any Governmental Entity.

SECTION 4.20 INTANGIBLE PROPERTY. A true and complete list of the trademarks, service marks, and other intangible assets of Seller to be used in the operation of the Hospital is set forth in SCHEDULE 4.20 attached hereto (the "Intangible Property"). Seller owns or possesses adequate, enforceable licenses or other rights to use all of the Intangible Property, and no rights thereto have been granted to others by Seller. Except as set forth in SCHEDULE 4.20, all of the Intangible Property is owned or used by Seller free and clear of all assignments, licenses, restrictions, encumbrances, charges or claims for infringement, and none is subject to any outstanding order, decree, judgment, stipulation or charge. There is no unauthorized use, disclosure, infringement or misappropriation of any of the Intangible Property by any third party. Seller's use of the Intangible Property does not infringe upon or otherwise violate the rights of others. No one has asserted to Seller that its use of the Intangible Property infringes upon the patents, trade secrets, trade names, trademarks, service marks, copyrights or other intellectual property rights of any other Person.

SECTION 4.21 RECORDS. True and complete copies of Seller's Governing Documents have been delivered to Purchaser prior to the execution and delivery of this Agreement. The books of account, minute books, stock record books and other records of Seller, all of which have been made available to Purchaser are complete and correct. The minute books of Seller contain records of all meetings and other company actions of the directors (or other Persons, however designated, possessing and/or exercising similar authority and control over Seller) and Equity Constituents of Seller, and have been delivered to Purchaser prior to the execution and delivery of this Agreement.

SECTION 4.22 SUBSIDIARIES. Except as set forth on SCHEDULE 4.22 attached hereto, Seller owns no Subsidiaries.

SECTION 4.23 BROKERS. No Person is or will be entitled to any brokerage fee or commission in connection with or as a result of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

SECTION 4.24 REPRESENTATIONS COMPLETE. The representations and warranties made by Seller in this Agreement and the statements made in or information contained on any Schedules or certificates furnished by Seller pursuant to this Agreement do not contain and will not contain, as of their respective dates and as of the Closing Date, any untrue statement of a material fact, nor do they omit or will they omit, as of their respective dates or as of the Closing Date, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties of Seller shall survive Closing for a period of one (1) year.

                                   ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Purchaser hereby represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

SECTION 5.1 ORGANIZATION. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is duly qualified as a foreign limited partnership in good standing under the laws of the jurisdiction(s) in which the nature of the business conducted, or the assets owned, operated and/or leased by Purchaser requires or makes such qualification necessary.

SECTION 5.2 AUTHORIZATION; ENFORCEMENT, ABSENCE OF CONFLICTS. Purchaser has, as applicable, the requisite limited partnership power and authority to conduct its respective businesses as they are now being conducted and as proposed to be conducted and to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement, and to consummate the transactions contemplated hereby and thereby. All limited partnership actions required to be taken by Purchaser to authorize the execution, delivery and performance of this Agreement, as well as all other documents, agreements and instruments executed and delivered by Purchaser which are necessary to give effect thereto (all such other documents, agreements and instruments executed and delivered by Purchaser being referred to herein collectively as the "Purchaser Instruments") and all transactions contemplated hereby and thereby, have been duly and properly taken or obtained in accordance and compliance with, as applicable, Purchaser's Governing Documents. No other action on the part of Purchaser, or the partners thereof, is necessary to authorize the execution, delivery and performance of, as applicable, this Agreement, the Purchaser Instruments, and all transactions contemplated hereby and thereby. This Agreement and the Purchaser Instruments are and will constitute the valid and legally binding obligations of Purchaser, and are and will be enforceable against Purchaser, as applicable, in accordance with their respective terms, except as enforceability may be restricted, limited or delayed by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except as enforceability may be subject to and limited by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

SECTION 5.3 ABSENCE OF CONFLICTS. The execution, delivery and performance of this Agreement by Purchaser, the execution, delivery and performance of the Purchaser Instruments by Purchaser, and the consummation of the transactions contemplated hereby and thereby will not, with or without the giving of notice and/or the passage of time: (i) violate or conflict with any provision of the Governing Documents of Purchaser; (ii) violate or conflict with any provision of any Law to which Purchaser is subject or (iii) violate or conflict with any judgment, order, writ or decree of any court applicable to Purchaser.

SECTION 5.4 CONSENTS AND APPROVALS. No license, permit, qualification, order, consent, authorization, approval or waiver of, or registration, declaration or filing with, or notification to, any Governmental Entity or other Person is required to be made or obtained by or with respect to Purchaser in connection with the execution, delivery and performance of this Agreement, the Lease, or the consummation of the transactions contemplated hereby or thereby.

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

SECTION 5.5 LITIGATION. There is no Claim pending or, to the Knowledge of Purchaser, threatened against or affecting Purchaser that has had or would reasonably be expected to have a Material Adverse Effect on Purchaser's business, properties, assets, financial condition or ability to perform this Agreement or any aspect of the transactions contemplated hereby and, to the Knowledge of Purchaser, there is no basis for any such Claim. There is no judgment, decree, injunction, rule or order of any Governmental Entity or any other Person (including, without limitation, any arbitral tribunal) outstanding against Purchaser and Purchaser is not in violation of any term of any judgment, decree, injunction or order outstanding against it. Furthermore, there is no Claim by or before any Governmental Entity or other Person pending or to the Knowledge of Purchaser, threatened, which questions or challenges the validity of this Agreement or any action taken or to be taken by Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby, and there is no basis for any such Claim.

SECTION 5.6 POSSESSION OF PERMITS. Purchaser possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of any of their properties and assets, except where the failure to possess any of the foregoing would not prevent or impede Purchaser from consummating the transactions contemplated hereby.

SECTION 5.7 COMPLIANCE WITH LAW. Purchaser (a) is in compliance with every applicable law, rule, regulation, ordinance, license, permit and other governmental action and authority and every order, writ, and decree of every Governmental Entity in connection with the ownership, conduct, operation and maintenance of its businesses, and its ownership and use of its assets, except where non-compliance would not prevent or impede Purchaser from consummating the transactions contemplated hereby or the ability of Purchaser to perform this Agreement and, to the Knowledge of Purchaser, no event has occurred or circumstance exists which (without notice or lapse of time) would result in any noncompliance with any such law, rule, regulation, ordinance, license permit, order, writ or decree which would prevent or impede Purchaser from consummating the transactions contemplated hereby; (b) upon request from Seller, will execute a "business associates" contract to create compliance with the provisions of the Health Insurance Privacy and Portability Act of 1996 as it may apply to medical information; and (c) has timely made or given all filings and notices required to be made by Purchaser with the regulatory agencies of any Governmental Entity, except where such failure would prevent or impede Purchaser from consummating the transaction contemplated hereby.

SECTION 5.8 BROKERS. No Person is or will be entitled to any brokerage fee or commission in connection with or as a result of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

SECTION 5.9 REPRESENTATIONS COMPLETE. The representations and warranties made by Purchaser in this Agreement and the statements made in or information contained on any Schedules or certificates furnished by Purchaser pursuant to this Agreement do not contain and will not contain, as of their respective dates and as of the Closing Date, any untrue statement of a material fact, nor do they omit or will they omit, as of their respective dates or as of the Closing

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

Date, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI
                                TITLE AND SURVEY

SECTION 6.1 SURVEY. Within fifteen (15) Business Days prior to the Closing Date, Seller, at Seller's expense, shall deliver to Purchaser a current as-built ALTA/ACSM Land Title Survey of the Land, prepared by a duly licensed Texas land surveyor (the "Survey"). The Survey shall be currently dated, shall show the location on the Land of all improvements, fences, evidence of abandoned fences, ponds, creeks, streams, rivers, easements, roads, rights-of-way, means of ingress and egress, location of all utilities serving the Land, and encroachments, and shall contain a legal description of the boundaries of the Land by metes and bounds and the appropriate flood zone designation and the total number of acres constituting the Land. The surveyor shall certify to Purchaser and to the Title Company that the Survey is correct and that there are no visible discrepancies, conflicts, encroachments, overlapping of improvements, fences, evidence of abandoned fences, ponds, creeks, streams, rivers, easements, roads or rights-of-way except as are shown on the survey plat. Any and all matters shown on the Survey shall be legibly identified by appropriate volume and page recording references with dates of recording noted. If Purchaser shall disapprove the Survey for any reason in Purchaser's reasonable discretion, Purchaser may either (i) treat such objection as a title objection and request that it be cured, or (ii) terminate this Agreement and the parties hereto shall have no further liability or obligations hereunder, expect as otherwise expressly set forth herein. If Seller is unable to cure any objection to the Survey within ten (10) days following delivery of notice to Seller thereof, then the Purchaser may terminate this Agreement upon written notice to Seller.

SECTION 6.2 TITLE INSURANCE. Purchaser will cause to be prepared, at Seller's expense, a title commitment to update the Purchaser's existing leasehold owner's policy of title insurance with respect to the Land from Title Company. All of the standard exceptions within the policy or title commitment and the exceptions for mechanic's and materialmen's liens and the survey exception shall be deleted. If Purchaser shall disapprove any items stated in the title update, Purchaser may either (i) treat such objection as a title objection and request that it be cured, or (ii) terminate this Agreement and, upon such termination, the parties hereto shall have no further liability or obligations hereunder, except as otherwise expressly provided herein. If Seller is unable to cure any exception or objection to title within ten (10) days following delivery of notice to Seller thereof, then Purchaser may terminate this Agreement upon written notice to Seller.

                                  ARTICLE VII
                              PRE-CLOSING COVENANTS

From and after the execution and delivery of this Agreement to and including the Closing Date (unless a later date or time is specified), the applicable party shall observe the following covenants:

SECTION 7.1 NO SHOP. Neither Seller nor any investment banker, attorney, accountant, representative or other Person retained by or on behalf of Seller shall, directly or indirectly, initiate contact with, respond to, solicit or encourage any inquiries, proposals or offers by, participate in any discussions or negotiations with, enter into any agreement with, disclose any information concerning Seller or Seller's assets to, afford any access to the properties, books or records of Seller to, or otherwise assist, facilitate or encourage, any person in connection with any possible proposal regarding a sale or lease of the Assets or any similar transaction. Seller shall notify Purchaser immediately if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any such information is requested.

SECTION 7.2 ACCESS. Between the date hereof and the Closing, Seller shall (i) afford Purchaser and its authorized representatives full and complete access to Seller's employees, medical staff, if any has been hired, and other agents and representatives and during normal working hours to all books, records, offices and other facilities of Seller, (ii) permit Purchaser to make such inspections and to make copies of such books and records as it may reasonably require and
(iii) furnish Purchaser with such financial and operating data and other information relating to Seller and the Assets as Purchaser may from time to time reasonably request. Purchaser and its authorized representatives shall conduct all such inspections under the supervision of personnel of Seller in a manner that will minimize disruptions to the business and operations of Seller and in a manner as to maintain the confidentiality of this Agreement. Nothing herein shall require Seller to disclose any information to Purchaser if such disclosure would: (A) cause significant competitive harm to its competitive position if the transactions contemplated hereby are not consummated; (B) jeopardize any attorney-client or other legal privilege; or (C) contravene any Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement (including any confidentiality agreement to which it or its affiliates is a party); provided, however, that if the Seller relies on this sentence of Section
7.2 as a basis for such non-disclosure, the Seller shall nevertheless inform Purchaser of the general nature of the information not being disclosed and the basis for such non-disclosure.

SECTION 7.3 CONFIDENTIALITY. Purchaser and Seller agree to be bound by the terms and provisions regarding confidentiality set forth in SCHEDULE 7.3 attached hereto (the "Confidentiality Agreement"). The provisions of the Confidentiality Agreement shall remain binding and in full force and effect until the Closing and shall survive the Closing. Notwithstanding anything to the contrary contained in this Agreement, the confidentiality obligations as they relate to the transactions contemplated by this Agreement shall not apply to the purported or claimed Federal income tax treatment of the transactions (the "Tax Treatment") or to any fact that may be relevant to understanding the purported or claimed Federal income tax treatment of the transactions (the "Tax Structure"), and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the Tax Treatment and Tax Structure of the transactions contemplated by this Agreement and any materials of any kind (including any tax opinions or other tax analyses) that relate to the Tax Treatment or Tax Structure. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to any tax matter or tax idea related to the transactions contemplated by this Agreement. The preceding sentence is intended to ensure that the transactions contemplated by this Agreement shall not be treated as having been offered under conditions of confidentiality for purposes of the Confidentiality Agreement and shall be construed in a manner consistent with such purpose. The information contained herein, in the Schedules hereto or delivered to Purchaser or its authorized representatives pursuant hereto shall be subject to Confidentiality Agreement as Information (as defined and subject to the exceptions contained therein).

SECTION 7.4 REGULATORY AND OTHER AUTHORIZATIONS, NOTICES AND CONSENTS.

(a) Each party hereto shall use all commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Entities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and each such party will cooperate fully with the other parties hereto in promptly seeking to obtain all such authorizations, consents, orders and approvals.

(b) Seller shall give promptly such notices to third parties and use its commercially reasonable efforts to obtain such third party consents and estoppel certificates as Purchaser may in its sole and absolute discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement, as may be or become necessary for its execution and delivery of, and performance of its obligations under, this Agreement.

(c) Purchaser shall cooperate and use commercially reasonable efforts to assist Seller in giving such notices and obtaining such third party consents and estoppel certificates; provided, however, that Purchaser shall not have any obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate which Purchaser in its sole and absolute discretion may deem adverse to the interests of Purchaser.

SECTION 7.5 MUTUAL COVENANTS. The parties shall use their good faith reasonable efforts to satisfy the conditions to the closing of the transactions contemplated hereby. Without limiting the generality of the foregoing, the respective parties shall execute and/or deliver, or use their respective good faith reasonable efforts to cause to be executed and/or delivered, the documents contemplated to be executed and/or delivered by them at Closing.

SECTION 7.6 SCHEDULE UPDATES. From the date hereof until the Closing Date, the Purchaser, on the one hand, and the Seller, on the other hand, shall immediately advise the other party in writing of any additions or changes to any Schedule to reflect any deficiencies or inaccuracies in such Schedule or to reflect circumstances or matters which occur after the date of this Agreement which, if existing prior to such date, would have been required to be described in such Schedule; provided, however, that no additions or changes made to any Schedule to correct deficiencies or inaccuracies in such Schedule shall be deemed to cure any breach or inaccuracy of a representation or warranty, covenant or agreement or to satisfy any condition unless otherwise agreed to in writing by the other parties, but provided further, however, that an addition or change made to any Schedule to reflect circumstances or matters which occur after the date of this Agreement shall be deemed to cure a breach or inaccuracy of a representation or warranty, covenant or agreement, but shall not be deemed to satisfy any condition unless agreed to in writing by the other party.

SECTION 7.7 CONDUCT OF BUSINESS BY THE SELLER PENDING THE CLOSING. Seller covenants and agrees that, during the period from the date hereof and continuing until the earlier of the termination of this Agreement or the Closing Date, unless Purchaser shall otherwise agree in writing, Seller shall conduct the Business only in, and Seller shall not take any action except in, the Ordinary Course of Business and in compliance in all material respects with all applicable laws and regulations, and that Seller shall use reasonable best efforts to preserve substantially intact the business organization of Seller, to keep available the services of the current officers, employees and consultants of Seller and to preserve the present relationships of Seller with medical staff, suppliers and other persons with which Seller has significant business relations and Seller shall not take any actions or omit to take any actions which would cause the representations and warranties described in Section 4.7 to be untrue.

SECTION 7.8 PUBLIC ANNOUNCEMENTS. Prior to the Closing Date, the parties agree to consult with each other before any party hereto or any of their respective Affiliates issues any press release or makes any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue, or permit to be issued, any such press release or make, or permit to be made, any such public statement prior to such consultation.

                                  ARTICLE VIII
                               CLOSING CONDITIONS

SECTION 8.1 CONDITIONS TO THE OBLIGATIONS OF THE SELLER. The obligations of Seller to effect the transactions contemplated hereby shall be subject to the fulfillment of the following condition(s), any one or more of which may be waived by Seller:

(a) All of the representations and warranties of Purchaser set forth in this Agreement shall be true and correct when made and as of the Closing Date as if made on the Closing Date;

(b) Purchaser shall have delivered, performed, observed and complied with all of the items, instruments, documents, covenants, agreements and conditions required by this Agreement to be delivered, performed, observed and complied with by them prior to, or as of, the Closing;

(c) Purchaser shall not have suffered any change, event or circumstance which has had, or would be reasonably expected to have, a Material Adverse Effect, and Seller has not declared Lender to be in default of any of its material covenants or obligations under the Construction Loan beyond any applicable notice, cure or grace period, provided such default is not caused by or did not arise due to any default by Seller under the Construction Loan;

(d) There shall not have been instituted by any creditor of Purchaser, any Governmental Entity or any other Person, any suit, action, proceeding or investigation which would adversely affect Purchaser or seek to restrain, enjoin or invalidate the transactions contemplated by this Agreement; and

(e) Purchaser shall have executed, where applicable, and delivered to Seller the documents referenced in Section 9.3 hereof.

SECTION 8.2 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The obligations of Purchaser to effect the transactions contemplated hereby shall be subject to the fulfillment of the following conditions (the "Purchaser's Closing Conditions"), any one or more of which may be waived by Purchaser:

(a) All of the representations and warranties of Seller set forth in this Agreement shall be true and correct when made and as of the Closing Date as if made on the Closing Date;

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

(b) Seller shall have delivered, performed, observed and complied with all of the items, instruments, documents, covenants, agreements and conditions required by this Agreement to be delivered, performed, observed and complied with by it prior to, or as of, the Closing;

(c) Seller shall not have suffered any change, event or circumstance which has had, or would be reasonably expected to have, a Material Adverse Effect, and Lender has not declared Seller to be in default of any of its material covenants or obligations under the Construction Loan beyond any applicable notice, cure or grace period, provided such default is not caused by or did not arise due to any default by Lender under the Construction Loan;

(d) Purchaser shall have completed the due diligence investigations of Seller and the Assets and shall be satisfied with the results of such investigations;

(e) All necessary approvals, consents, estoppel certificates and the like of third parties to the validity and effectiveness of the transactions contemplated hereby have been obtained, and all required governmental filings or approvals, and lender approvals, have been satisfied;

(f) No portion of the Assets shall have been destroyed by fire or casualty;

(g) Purchaser shall have received copies of all permits, licenses, certificates of need and other approvals of governmental authorities required for the operation of the Assets for their intended use and written evidence satisfactory to Purchaser that the construction, development, operation and use of the Hospital is in accordance with all applicable governmental requirements;

(h) Seller shall deliver to Purchaser a final certificate of occupancy and a certificate of substantial completion for the Hospital Improvements from the architect for the Hospital Improvements;

(i) Purchaser shall have received evidence that Seller is maintaining insurance on the Assets as required in the Lease and that Purchaser and its lenders, if any, are named as additional insureds and, where applicable, loss payees;

(j) Seller shall have executed where applicable and delivered to Purchaser, as applicable, the documents and amounts referenced in Section 9.2 hereof;

(k) There shall not have been instituted by any creditor of Seller, any Governmental Entity or any other Person (other than Seller or any Affiliate thereof), any suit, action, proceeding or investigation which would adversely affect the Assets or seek to restrain, enjoin or invalidate the transactions contemplated by this Agreement;

(l) The Appraisal shall have been delivered to Purchaser;

(m) Seller shall have delivered to Purchaser audited financial statements for Seller for all fiscal years since the formation of Seller and a current interim financial statement from the end of the last fiscal year until the end of the last quarter of Seller's fiscal year; and

(n) Seller shall deliver to Purchaser a pro-forma for the operations of the Hospital for the five (5) year period commencing with the staffing of such operations.

SECTION 8.3 FAILURE OF CONDITIONS. In the event one or more of the closing conditions set forth in Sections 8.1 and 8.2 shall not be satisfied as of the Closing Date, then the party for whose benefit the closing condition exists shall have the option, to be exercised by written notice to the other party given as of the Closing Date, either to (i) waive the unsatisfied closing condition and proceed to Closing, or (ii) extending the Closing Date by such reasonable period as may be necessary to allow for satisfaction of the unsatisfied closing condition; provided such extended period shall not be later than thirty (30) days subsequent to the Outside Closing Date. In the event a party shall elect to proceed under clause (ii), the notice of such election shall include the period for which the extension is made. If, after such extension is made, the closing condition remains unsatisfied at the end of the extended period, then the party for whose benefit the closing condition exists shall have the option, to be exercised by written notice to the other party given as of the end of such extended period, either to (x) waive the unsatisfied closing condition and proceed to Closing, or (y) terminate this Agreement, whereupon Purchaser and Seller shall be released and relieved of all further obligations under this Agreement. The parties agree to use good faith efforts to satisfy each closing condition which is within such party's power or obligation to satisfy. Notwithstanding anything in this Agreement to the contrary, if a closing condition remains unsatisfied as of the Closing Date as a result of the failure of the party's whose obligation it is to satisfy such condition (the "Defaulting Party"), then the Defaulting Party shall be in default hereunder and the Non-Defaulting Party shall have all rights and remedies allowed herein, at law and in equity.

                                   ARTICLE IX
                                     CLOSING

SECTION 9.1 CLOSING DATE. The closing of the transactions contemplated hereby (the "Closing") shall be held on or before thirty (30) days subsequent to satisfaction of the Purchaser's Closing Conditions set forth in Sections 8.2(e), 8.2(g), 8.2(h), 8.2(i) and 8.2(l), at a time, place and date (but not later than said thirtieth [30th] day) designated by Purchaser to Seller by written notice given at least five (5) days prior to the designated date; provided in all events the date for Closing shall be not later than the date which is twenty-four (24) months after the date of this Agreement (the "Outside Closing Date") [the actual date of Closing, or the actual date upon which Closing is to occur, being herein referred to as the "Closing Date"] and provided further, in the event Purchaser shall not timely give notice to Seller of the date, time and place for the Closing, the Closing shall be held at the offices of Purchaser at 10:00 a.m. (Eastern Time) on the date which is the earlier of (i) thirty (30) days subsequent to satisfaction of the Purchaser's Closing Conditions set forth in Section 8.2(e), 8.2(g), 8.2(h), 8.2(i) and 8.2(l), or (ii) the Outside Closing Date.

SECTION 9.2 SELLER'S CLOSING DATE DELIVERABLES. On the Closing Date, Seller shall deliver to Purchaser the documents listed below.

(a) Duly executed bills of sale and assignments transferring tangible and intangible portions of the Assets to Purchaser in form and substance satisfactory to Purchaser;

(b) A duly executed general warranty deed conveying the Hospital Improvements to Purchaser;

(c) A certified copy of the resolutions of the governing body and/or Equity Constituents of Seller dated as of the date hereof and authorizing Seller's execution, delivery and performance of this Agreement and all other documents to be executed in connection herewith;

(d) Certificates of existence and good standing of Seller from the secretary of state of Seller's state of organization, dated the most recent practical date prior to the Closing Date;

(e) A statement certified by the chief financial officer of Seller indicating that Seller has received from its Equity Constituents equity capital contributions in an amount not less than Fifteen Million and No/100 Dollars ($15,000,000.00), and that Seller has maintained and shall maintain Consolidated Net Worth (as defined in the Lease) in those amounts required under Section 16.2(a) of the Lease;

(f) An endorsement to the Purchaser's existing leasehold title policy with respect to the acquisition of the Assets, in form and substance satisfactory to Purchaser;

(g) A Zoning Compliance Letter/Certificate dated the most recent practical date prior to the Closing Date in form and substance satisfactory to Purchaser;

(h) Estoppel certificates from the Tenants in form and substance satisfactory to Purchaser;

(i) An Owner's Affidavit in form and substance satisfactory to Purchaser and the Title Company;

(j) The Search Reports dated the most recent practical date prior to the Closing Date in form and substance satisfactory to Purchaser and the Title Company;

(k) A Non-Foreign Affidavit in form and substance satisfactory to Purchaser;

(l) The Lease;

(m) A certificate dated the Closing Date signed by Seller to the effect that all of the representations and warranties of Seller contained in the Agreement (considered collectively) and each of these representations and warranties (considered individually) remain in all respects true and correct as of the Closing Date as if made on such date and that Seller has performed and satisfied in all material respects all covenants and conditions required by this Agreement to be performed or satisfied by Seller on or prior to Closing;

(n) All necessary approvals, consents, estoppel certificates and the like of third parties or Governmental Entities to the validity and effectiveness of the transactions contemplated hereby;

(o) A noncompete agreement in the form attached as SCHEDULE 9.2(o); and

(p) Such other instruments and documents as Purchaser reasonably deems necessary to effect the transactions contemplated hereby.

SECTION 9.3 PURCHASER'S CLOSING DATE DELIVERABLES. On the Closing Date, Purchaser shall deliver to Seller the documents listed below.

(a) A certified copy of the resolutions of the governing body of Purchaser dated as of the date hereof authorizing the execution, delivery and performance of this Agreement and all other documents to be executed in connection herewith;

(b) Certificates of good standing of the Purchaser from the Delaware Secretary of State and foreign qualification from the Texas Secretary of State, dated the most recent practical date prior to the Closing Date;

(c) The Lease;

(d) A certificate dated the Closing Date signed by Purchaser to the effect that all of the representations and warranties of Purchaser contained in the Agreement (considered collectively) and each of these representations and warranties (considered individually) remain in all respects true and correct as of the Closing Date as if made on such date and that the Purchaser has performed and satisfied in all material respects all covenants and conditions required by this Agreement to be performed or satisfied by Purchaser on or prior to Closing;

(e) Any bills of sale and assignments requiring the signature of Purchaser; and

(f) A noncompete agreement in the form attached as SCHEDULE 9.2(o).

                                   ARTICLE X
                                   TERMINATION

SECTION 10.1 TERMINATION PRIOR TO CLOSING. Notwithstanding anything to the contrary in this Agreement, the remaining obligations of the parties hereunder may be terminated and the transactions contemplated hereby abandoned at any time prior to Closing: (i) by mutual written consent of Seller and Purchaser; or (ii) as set forth in Section 8.3.

SECTION 10.2 NOTICE OF TERMINATION PRIOR TO CLOSING. In the event of the termination of this Agreement pursuant to Section 10.1, the party terminating this Agreement shall give prompt written notice thereof to the other party, and the transactions contemplated hereby shall be abandoned, without further action by any party. Each filing, application and other submission relating to the transactions contemplated hereby shall, to the extent practicable, be withdrawn from the person to which it was made. Notwithstanding any statement contained in this Agreement to the contrary, termination of this Agreement shall not relieve any party from liability for any breach or violation of this Agreement that arose prior to such termination.

                                   ARTICLE XI
                             POST CLOSING COVENANTS

SECTION 11.1 JCAHO COMPLIANCE. Seller, as of the Operational Date or as soon as reasonably practicable thereafter, shall apply for and obtain accreditation by the Joint Commission on Accreditation of Healthcare Organizations.

SECTION 11.2 HIPAA COMPLIANCE. Seller shall use commercially reasonable efforts to be in compliance, upon the Operational Date, with the standards for privacy of individually-identifiable health information which were promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996.

SECTION 11.3 NECESSARY PERMITS. Except as set forth in SCHEDULE 11.3 attached hereto, Seller either has or has begun applying for, and will have, as of the Operational Date, obtained all Permits from all applicable federal, state and local authorities and any other regulatory agencies necessary or proper in order to operate the Hospital and to conduct the Business.

SECTION 11.4 PARTICIPATION IN GOVERNMENT PROGRAMS. Seller shall take all actions necessary to cause the Hospital to be in compliance with the conditions of participation for the Government Programs and to receive all approvals or qualifications necessary for capital reimbursement.

SECTION 11.5 COMPLIANCE WITH WHOLE HOSPITAL EXCEPTION. Seller shall operate in compliance with the Stark Law whole hospital exception as set forth in 42 C.F.R.
Section 411.356(c) and will not operate as a specialty hospital as defined in 42 C.F.R. Section 411.351.

SECTION 11.6 POST-CLOSING ACCESS TO INFORMATION. Seller and Purchaser acknowledge that, subsequent to Closing, each may need access to the Assets and to information, documents or computer data in the control or possession of the other for purposes of concluding the transactions contemplated herein and for audits, investigations, compliance with governmental requirements, regulations and requests, the prosecution or defense of third party claims. Accordingly, Seller and Purchaser agree that they will make available to the other parties and their agents, independent auditors and/or governmental entities such documents and information as may be available relating to the Assets and the Hospital and will permit the other parties to make copies of such documents and information at the requesting party's expense.

SECTION 11.7 SURVIVAL. The provisions of this Article XI shall survive Closing.

                                  ARTICLE XII
                                 INDEMNIFICATION

SECTION 12.1 INDEMNIFICATION OF THE PURCHASER PARTIES. Subject to the limitations set forth in this Article XII, the Seller agrees to indemnify, defend and hold harmless Purchaser, its Affiliates and their respective officers, directors, members, (general and limited) partners, shareholders, employees, agents and representatives (collectively, the "Purchaser Indemnified Parties") from and against all Damages asserted against or incurred by the Purchaser Indemnified Parties or any of them arising out of or in connection with or resulting from (i) any breach of, misrepresentation associated with or failure to perform under any covenant, representation, warranty or agreement under this Agreement or the other agreements contemplated hereby on the part of Seller, or (ii) any liability relating to the operation of the Business prior to Closing.

SECTION 12.2 INDEMNIFICATION OF SELLER PARTIES. Subject to the limitations set forth in this Article XII, Purchaser hereby agrees to indemnify, defend and hold harmless Seller, Seller's Affiliates and their respective officers, directors, members, (general and limited) partners, shareholders, employees, agents and representatives (collectively, the "Seller Indemnified Parties") from and against all Damages asserted against or incurred by the Seller Indemnified

Parties or any of them arising out of or in connection with or resulting from any breach of, misrepresentation associated with or failure to perform under any covenant, representation, warranty or agreement under this Agreement or the other agreements contemplated hereby on the part of Purchaser.

SECTION 12.3 NOTIFICATION AND DEFENSE OF CLAIMS.(a) A party entitled to be indemnified pursuant to Section 12.1 or Section 12.2 (the "Indemnified Party") shall notify the party liable for such indemnification (the "Indemnifying Party") in writing of any claim or demand which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, as soon as possible after the Indemnified Party becomes aware of such claim or demand; provided, that the Indemnified Party's failure to give such notice to the Indemnifying Party in a timely fashion shall not result in the loss of the Indemnified Party's rights with respect thereto except to the extent the Indemnified Party is materially prejudiced by the delay.

If the Indemnified Party shall notify the Indemnifying Party of any claim or demand pursuant to the provisions hereof, and if such claim or demand relates to a claim or demand asserted by a third party against the Indemnified Party (a "Third Party Claim"), the Indemnifying Party shall have the obligation either
(i) to pay such claim or demand, or (ii) defend any such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party. After the Indemnifying Party has assumed the defense of such Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party under this Section 12.3 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, provided that the Indemnified Party shall have the right to employ counsel, at the Indemnifying Party's expense, to represent it if (A) in the Indemnified Party's reasonable opinion the Indemnifying Party is not diligently prosecuting the defense of such Third Party Claim, (B) such Third Party Claim involves remedies other than monetary damages and such remedies, in the Indemnified Party's reasonable judgment, could have a material adverse effect on such Indemnified Party, (C) the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more defenses or counterclaims that may be alleged by the Indemnifying Party, or
(D) the Indemnified Party believes in its reasonable discretion that a conflict of interest exists between the Indemnifying Party and the Indemnified Party with respect to such third party claim or action, and in any such event the reasonable fees and expenses of such separate counsel for the Indemnified Party shall be paid by the Indemnifying Party. The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required by it for its use in contesting any third party claim or demand.

(b) No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless
(i) the Indemnifying Party fails to assume and diligently prosecuting the defense of such claim pursuant to Section 12.3(a) or (ii) such settlement, compromise or consent includes an unconditional release of the Indemnifying Party from all liability arising out of such claim and does not contain any equitable order, judgment or term which includes any admission of wrongdoing or could result in any liability (including regulatory liability) of the Indemnifying Party or which would otherwise in any manner affect, restrain or interfere with the business of the Indemnifying Party or any Affiliate of the Indemnifying Party. An Indemnifying Party may not, without the prior written consent of the

Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim and does not contain any equitable order, judgment or term which includes any admission of wrongdoing or could result in any liability (including regulatory liability) of the Indemnified Party or which would otherwise in any manner affect, restrain or interfere with the business of the Indemnified Party or any of the Indemnified Party's Affiliates.

SECTION 12.4 LIMITATIONS ON CLAIMS.

(a) Notwithstanding anything in this Article XII to the contrary, no Indemnified Party's Damages shall be payable pursuant to this Article XII unless and until the aggregate amount of Damages asserted against the applicable Indemnifying Party under this Article XII equals or exceeds Fifty Thousand Dollars and No/100 Dollars ($50,000.00) and then only to the extent of such excess.

(b) The indemnification rights provided for under this Article XII shall be limited in certain respects as follows: (i) the rights of any Seller Indemnified Party to seek indemnification under this Article XII shall terminate on the first anniversary of the Closing Date (the "Seller's Indemnity Period"); (ii) the rights of any Purchaser Indemnified Party to seek indemnification under this
Article XII shall terminate on the second anniversary of Closing Date (the "Purchaser Parties' Indemnity Period"), except that the Purchaser Parties' Indemnity Period shall terminate on the fifth anniversary of the Closing Date with respect to any Claim related to any breach or inaccuracy of any representation or warranty set forth in Section 4.10 or Section 4.11 hereof. Notwithstanding the foregoing, if, prior to the close of business on the last day of, as applicable, the Seller's Indemnity Period or the Purchaser Parties' Indemnity Period, an Indemnifying Party shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.

(c) The foregoing limitations on time and amount shall not apply to any Damages asserted or incurred by any Indemnified Party arising or resulting from (i) any act or omission of an applicable Indemnifying Party which constitutes fraud,
(ii) any breach by an Indemnifying Party of its post-closing covenants, or (iii) in the case of any Purchaser Indemnified Party, the Excluded Liabilities.

(d) Following full indemnification as provided for hereunder, the Indemnifying Party shall be subrogated to all rights of the Indemnified Party with respect to all Persons relating to the matter for which indemnification has been made.

(e) Notwithstanding any provision of this Agreement to the contrary, in the event any claim is made by one party to this Agreement against another party to this Agreement, the Non-Prevailing Party, and only the Non-Prevailing Party, shall be responsible for paying the reasonable legal fees, costs and expenses of the other party to the claim and the term "Damages," as used herein with respect to a Non-Prevailing Party, shall be deemed not to include the legal fees and expenses of such Non-Prevailing Party.

SECTION 12.5 INVESTIGATIONS. The right to indemnification based upon breaches or inaccuracies of representations, warranties and covenants will not be affected by any investigation conducted with respect to, or knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, whether as a result of disclosure by a party pursuant to this Agreement or otherwise, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty or covenant. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant, will not affect a party's right to indemnification, payment of damages or other remedies based on such representations, warranties and covenants.

SECTION 12.6 TREATMENT OF INDEMNIFICATION PAYMENTS. All indemnification payments made pursuant to this Article XII shall be treated by the parties for income tax purposes as adjustments to the Purchase Price, unless otherwise required by applicable Law.

SECTION 12.7 INSURED LOSSES. The amount of any damages for which indemnification is provided under this Article XII shall be net of any duplicative amounts recovered by the Indemnified Party under insurance policies or from unaffiliated third Persons with respect to such damages; provided, however, such Indemnified Party shall have no duty or obligation to seek recovery of any available insurance proceeds in advance of exercising its rights or remedies under this
Article XII to seek indemnification by the Indemnifying Party.

SECTION 12.8 EXCLUSIVE REMEDY. FROM AND AFTER CLOSING, THE PARTIES AGREE AND ACKNOWLEDGE THAT THE INDEMNIFICATION RIGHTS PROVIDED IN THIS ARTICLE XII SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF THE PARTIES TO THIS AGREEMENT FOR BREACHES OF THIS AGREEMENT AND FOR ALL DISPUTES ARISING UNDER OR RELATING TO THIS AGREEMENT AND ANY ADDITIONAL AGREEMENTS OR DOCUMENTS EXECUTED OR DELIVERED IN OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT FOR POST-CLOSING COVENANTS, CASES WHERE SPECIFIC PERFORMANCE IS AVAILABLE AS A REMEDY AND EXCEPT IN CASES OF FRAUD.

                                  ARTICLE XIII
                      CHOICE OF LAW/JURISDICTION AND VENUE

SECTION 13.1 CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law.

SECTION 13.2 JURISDICTION AND VENUE. PURCHASER AND SELLER CONSENT TO THE PERSONAL JURISDICTION IN DELAWARE. PURCHASER AND SELLER AGREE THAT ANY ACTION OR PROCEEDING ARISING FROM OR RELATED TO THIS AGREEMENT SHALL BE BROUGHT AND TRIED EXCLUSIVELY IN THE STATE OR FEDERAL COURTS OF DELAWARE. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. SELLER EXPRESSLY ACKNOWLEDGES THAT DELAWARE IS A FAIR, JUST AND

REASONABLE FORUM AND SELLER AGREES NOT TO SEEK REMOVAL OR TRANSFER OF ANY ACTION FILED BY PURCHASER IN SAID COURTS. FURTHER, PURCHASER AND SELLER IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORM. SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO A PARTY AT THE ADDRESS DESIGNATED PURSUANT TO SECTION 14.2 SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PARTY FOR ANY ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT MAY BE ENFORCED IN ANY OTHER COURT TO WHOSE JURISDICTION ANY OF THE PARTIES IS OR MAY BE SUBJECT.

                                  ARTICLE XIV
                                  MISCELLANEOUS

SECTION 14.1 ASSIGNMENT. This Agreement is not assignable by any party without the prior written consent of the other party hereto. Notwithstanding the foregoing, Purchaser may at any time and without the consent of Seller assign all of their respective rights and obligations hereunder to one or more of its Affiliates; provided, however, that no such assignment shall relieve or release Purchaser from its obligations hereunder.

SECTION 14.2 NOTICE. All notices, demands, consents, approvals, requests and other communications required or permitted to be given under this Lease shall be in writing and shall be (a) delivered in person, (b) sent by certified mail, return receipt requested to the appropriate party at the address set out below,
(c) sent by Federal Express, Express Mail or other comparable courier addressed to the appropriate party at the address set out below, or (d) transmitted by facsimile transmission to the facsimile number for each party set forth below:

      (a) if to Tenant:           North Cypress Medical Center Operating
                                  Company, Ltd.
                                  6830 North Eldridge Parkway
                                  Suite 406
                                  Houston, Texas  77041
                                  Attention: Robert A. Behar, M.D.,
                                             Chairman of the Board
                                  Phone: (713) 466-6040
                                  Fax:   (713) 466-6050

          with copies to:         Brennan Manna & Diamond, LLC
                                  75 East Market Street
                                  Akron, Ohio  44308
                                  Attention: Frank T. Sossi, Esq.
                                  Phone: (330) 253-5060
                                  Fax: (330) 253-1977

                                  Zimmerman, Axelrad, Meyer, Stern & Wise, P.C. 3040 Post Oak Boulevard
                                  Suite 1300
                                  Houston, Texas 77056-6560
                                  Attention: Leonard Meyer, Esq.
                                  Phone: (713) 552-1234
                                  Fax: (713) 963-0859

      (b) if to Landlord:         MPT of North Cypress, L.P.
                                  1000 Urban Center Drive, Suite 501
                                  Birmingham, Alabama 35242
                                  Attention: Michael G. Stewart, Esq.,
                                             Executive Vice President & General
                                             Counsel
                                  Phone: (205) 969-3755
                                  Fax: (205) 969-3756

          with a copy to:         Morris, Manning & Martin, LLP
                                  1600 Atlanta Financial Center
                                  3343 Peachtree Road, N.E.
                                  Atlanta, Georgia  30326-1044
                                  Attention: Jeanna A. Brannon, Esq.
                                  Phone: (404) 233-7000
                                  Fax: (404) 365-9532

Each notice, demand, consent, approval, request and other communication shall be effective upon receipt and shall be deemed to be duly received if delivered in person or by a national courier service, when left at the address of the recipient and if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number; provided that if a notice, demand, consent, approval, request or other communication is served by hand or is received by facsimile on a day which is not a Business Day, or after 5:00 p.m. on any Business Day at the addressee's location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. on the first Business Day thereafter. Rejection or other refusal by the addressee to accept, or the inability to deliver because of a changed address or changed facsimile number of which no notice was given, shall be deemed to be receipt of the notice, demand, consent, approval, request or communication sent. Any party shall have the right, from time to time, to change the address or facsimile number to which notice to it shall be sent by giving to the other party or parties at least ten
(10) days prior notice of the changed address or changed facsimile number.

SECTION 14.3 SECURITIES OFFERING AND FILINGS. Notwithstanding anything contained herein to the contrary, Seller agrees to cooperate with Purchaser and its Affiliates in connection with any securities offerings, filings or financing transactions and, in connection therewith, Seller shall furnish Purchaser and its Affiliates with such financial and other information as Purchaser shall request. Purchaser and its Affiliates shall have the right of access, at reasonable business hours and upon advance notice, to the Hospital Improvements and all documentation and information relating to the Assets and have the right to disclose any information regarding this Agreement,

Seller, the Assets and all other agreements executed in connection herewith and all other documents in connection with the transactions contemplated hereby, and such other additional information which Purchaser and its Affiliates may reasonably deem necessary.

SECTION 14.4 EXPENSES. Seller shall pay all costs and expenses incurred by Seller and Purchaser in connection with the transactions contemplated hereby, including, without limitation, the cost of survey, appraisal, environmental, title and other third-party reports and all document stamps, transfer taxes, excise, recording, gains, sales, bulk sales, use and similar conveyance Taxes and fees imposed by reason of and associated with the transactions contemplated hereby and by deficiency, interest or penalty asserted with respect thereto, as well as the cost of the survey, the title insurance and all title endorsements required by Purchaser and lenders, all recording costs, and all attorneys' fees.

SECTION 14.5 CAPTIONS. The section and paragraph headings or captions appearing in this Agreement are for convenience only, are not a part of this Agreement, and are not to be considered in interpreting this Agreement.

SECTION 14.6 ENTIRE AGREEMENT; MODIFICATION. This Agreement, including the Exhibits and Schedules hereto, and other written agreements executed and delivered at Closing by the parties hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement. This Agreement supersedes any prior oral or written agreements between the parties with respect to the subject matter of this Agreement. It is expressly agreed that there are no verbal understandings or agreements which in any way change the terms, covenants, and conditions set forth in this Agreement, and that no modification of this Agreement and no waiver of any of its terms and conditions shall be effective unless it is made in writing and duly executed by the parties hereto.

SECTION 14.7 SCHEDULES AND EXHIBITS. All Schedules and Exhibits referred to in this Agreement and attached hereto shall be deemed a part of this Agreement and are hereby incorporated herein by reference.

SECTION 14.8 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

SECTION 14.9 CONSTRUCTION. The parties hereby agree that each has played an equal part in the negotiations and drafting of this Agreement, and in interpreting the provisions hereof, therefore, there shall be no construction or interpretation of this Agreement for or against either party based upon who drafted the same.

SECTION 14.10 FURTHER ASSURANCES. From time to time after the Closing and without further consideration, Seller shall execute and deliver to Purchaser such instruments of sale, transfer, conveyance, assignment, consent or other instruments as may be reasonably requested by Purchaser in order to vest all right, title and interest of Seller in and to the Assets conveyed and delivered at the Closing or as otherwise required to carry out the purpose and intent of this Agreement.

SECTION 14.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Executed signature pages to this Agreement may be delivered by facsimile transmission and any such signature page shall be deemed an original.

SECTION 14.12 BINDING EFFECT. This Agreement shall bind and inure to the benefit of the parties hereto and their successors and assigns; provided, however, that this Agreement shall not inure to the benefit of any assignee pursuant to an assignment which violates the terms of this Agreement.

                   [SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, Purchaser and Seller, intending to be legally bound hereby, have caused this Agreement to be executed by their duly authorized representatives effective as of June 1, 2005.

                                     SELLER:

                                     NORTH CYPRESS MEDICAL CENTER OPERATING
                                     COMPANY, LTD., a Texas limited partnership

                                     By: North Cypress Medical Center Operating
                                         Company, LLC, a Texas limited liability
                                         company, its general partner

                                         By: /s/ Robert A. Behar, M.D.
                                             -----------------------------------
                                             Robert A. Behar, M.D., Chairman of
                                             the Board

                                     PURCHASER:

                                     MPT OF NORTH CYPRESS, L.P., a Delaware
                                     limited partnership

                                     By: MPT of North Cypress, LLC, a Delaware
                                         limited liability company, its general
                                         partner

                                         By: MPT Operating Partnership, L.P., a
                                             Delaware limited partnership, its
                                             sole member

                                             By: Medical Properties Trust, LLC,
                                                 a Delaware limited liability
                                                 company, its general partner

                                             By: /s/ Edward K. Aldag, Jr.
                                                 -------------------------------
                                             Print Name: Edward K. Aldag, Jr.
                                                         -----------------------
                                             Title: President & CEO
                                                    ----------------------------

                             EXHIBITS AND SCHEDULES

EXHIBITS
--------
Exhibit A            Description of the Hospital Tract

Exhibit B            Description of the Northeast Parking Parcel

Exhibit C            Lease

SCHEDULES
---------
Schedule 2.1         Contracts and Plans
Schedule 4.1         Ownership of the Seller
Schedule 4.5         Balance Sheet and Disclosures
Schedule 4.8         Physicians
Schedule 4.10        Tenant Leases
Schedule 4.13        Business Contracts
Schedule 4.14        Permits
Schedule 4.15        Exclusions for Medicare/Medicaid
Schedule 4.16        Exceptions Relating to Healthcare Regulatory Matters
Schedule 4.18        Medical Staff Matters
Schedule 4.20        Intangible Property
Schedule 4.22        Subsidiaries of the Seller
Schedule 7.3         Confidentiality Provisions
Schedule 9.2(o)      Noncompete Agreement
Schedule 11.3        Exceptions to Permits

                                    EXHIBIT A

                    [LEGAL DESCRIPTION OF THE HOSPITAL TRACT]

                                 [SEE ATTACHED]

                                    EXHIBIT B

               [LEGAL DESCRIPTION OF THE NORTHEAST PARKING PARCEL]

                                 [SEE ATTACHED]

                                    EXHIBIT C

                                     [LEASE]

                                 [SEE ATTACHED]

                                  SCHEDULE 2.1

                               CONTRACTS AND PLANS

Contracts:                       1.    Agreement between the Seller and
                                       Contractor, Gilbane Building Company

                                 2.    Agreement between the Seller and
                                       Architect, Davis Stokes Collaborative,
                                       P.C.

                                 3.    Agreement between the Seller and
                                       Engineer, Benchmark Engineering Company

Plans:                           1.    Benchmark Engineering Company Site Plans
                                       and Specifications

                                  SCHEDULE 4.1

                               OWNERSHIP OF SELLER

CLASS A

North Cypress Medical Center Operating Company GP, L.L.C.
S.M. Ayar
Mukarram A. Baig
Mark D. Barhorst, M.D.
Michael A. Barnard
Tampico Holdings, Ltd
Said Bina, M.D. / Bina Holdings L.P.
Michelle Bricker
Bual Childrens Grantor Trust
Casimir Interest, Ltd
Joel S. Cohen
Cordes Family L.P.
Mary K. Crow, M.D.
Matthew P. Cubbage
Julins DeBroeck
Woodrow V. Dolino, M.D.
Alfredo Ermac, Jr., M.D.
Elbaz Knafo Family L.P.
Michael Estantsi
James P. Fogarty, M.D.
Mario Garza, Jr., M.D.
Laurent Gressot
Bernard Himel
David Hoefer, M.D.
Ayub Hussain
Keith Huynh
K/G Family L.P.
Michael G. Keller
Attiya S. Khan, M.D.
Dr. Karl King
Clifford Kitten Farri S Limited Partnership
Jimmy W.C. Lee and Evelyn Lee Family L.P.
Jorge I. Leiva, M.D.
Lin Lin Liu, M.D.
David R. Mack
Mobeen Mazhar
William D. McChesney
Edward McClendon
Mark M. Mettauer, M.D.
Uma Y. Mohan
W D Morgan Family L.P.
Venn Nair
Maria Nguyen
Scott E. Olsson, M.D., PA
Pandya Investments, L.P.
Prakash Interests, Ltd.
Dileep Puppala
Mark S. Rigo
Judith E. Rubin
Frederick E. Rushford, M.D.
Irvin J. Saron
Satichwaycha Pon
Dorothy Serna
Paul E. Shephard
Kamran K. Sherwani
Anil U. Sheth
Don Stroud
Matthew St. Laurent
Tawa Family L.P.
Ronald J. Taylor
Dennis M. Toland, M.D.
S.R. Venkatesh
Srinivasa Vondala
Bradley Waggoner
Michelle Wiggins
Charles Yen

CLASS B

Louis J. Bujnoch, M.D.
Debra L. Butler
WJKALC Family L.P.
Greg Howard
Midstreem Invest. LLC
Phillip H. Gregor, Jr., M.D.
Melissa O'Toole Smith
Stephen L. Rose, M.D.
Michelle Wiggins
J.S. Wilkenfeld, etal, Ltd

CLASS C

Doctors Medical Center of Dallas, Ltd.

                                  SCHEDULE 4.5

                          BALANCE SHEET AND DISCLOSURES

       There are no financial Statement exceptions to GAAP in the attached initial un-audited Balance Sheet and Statement of Cashflows of Seller dated May 31, 2005 [SEE ATTACHED].

                                  SCHEDULE 4.8

                                   PHYSICIANS

CLASS A
Sunramanyam Ayyar, M.D.
Mark D. Barhorst, M.D.
Michael Barnard, M.D.
Mukkaram Baig, M.D.
Robert A. Behar, M.D.
Said Bina, M.D.
Michelle Bricker, M.D.
Nirmal Bual, M.D.
Mirtha Casimir, M.D.
Johnny Cavazos, M.D.
Dorothy Cohen Serna, M.D.
Joel Cohen, M.D.
Stephanie Cordes, M.D.
Mary K. Crow, M.D.
Matthew P. Cubbage, M.D.
Julius De Broeck, M.D.
Mounang Desai, M.D.
Woodrow V. Dolino, M.D.
Alfredo Ermac, Jr., M.D.
Alain Elbaz, M.D.
Michael Esantsi, M.D.
James P. Fogarty, M.D.
Mario Garza, Jr., M.D.
Laurent Gressot, M.D.
Quang Henderson, M.D.
Buch Himel, M.D.
Victor Ho, M.D.
David Hoefer, M.D.
Ayub Hussain, M.D.
Keith Huynh, M.D.
Kim Keller, M.D.
Michael G. Keller, M.D.
Attiya S. Khan, M.D.
Karl King, M.D.
Clifford Kitten, M.D.
Jimmy W.C. Lee, M.D.
Jorge I. Leiva, M.D.
Lin Lin Liu, M.D.
David R. Mack, M.D.
Mobeen Mazhar, M.D.
W David McChesney, M.D.
Edward McClendon, M.D.
Mark M. Mettauer, M.D.
Uma Mohan, M.D.
Warren Morgan, M.D.
Maria Nguyen, M.D.
Scott E. Olsson, M.D.
Rajendran Pandya, M.D.
Rahul Prakash, M.D.
Satitpunwaycha Pon, M.D.
Dileep Puppala, M.D.
Mark Rigo, M.D.
Scott Rivenes, M.D.
Judith Rubin, M.D.
Irvin Saron, M.D.
Frederick E. Rushford, M.D.
Paul E. Shephard, M.D.
Rubert Sheppard, M.D.
Hamran Sherwani, M.D.
Anil Sheth, M.D.
Mathew J. St. Laurent, M.D.
Daniel Stroud, M.D.
Cyril Tawa, M.D.
S.R. Venkatesh, M.D.
Srinivas Vodnala, M.D.
Ron Taylor, M.D.
Dennis M. Toland, M.D.
Bradley Waggoner, M.D.
Michelle Wiggins, M.D.
Charles Yen, M.D.

CLASS B
Louis J. Bujnoch, M.D.
Debra L. Butler, M.D.
Greg Howard, M.D.
Alanna Criag, M.D.
Phillip H. Gregor, Jr., M.D.
H.V. Nook, M.D.
Melissa O'Toole Smith, M.D.
Stephen L. Rose, M.D.
Michelle Wiggins, M.D.
J.S. Wilkenfeld, M.d.

                                  SCHEDULE 4.10

                                  TENANT LEASES

                                      None.

                                  SCHEDULE 4.13

                               BUSINESS CONTRACTS

1.    Surgical Development Partners, LLC
      Pre-Opening and Management Agreement, May 17, 2005

2.    Surgical Development Partners, LLC
      Services Agreement, May 17, 2005

                                  SCHEDULE 4.14

                                     PERMITS

1. From Harris County, Texas - stripping, clearing, grubbing, excavation, and fill permits;

2.    From the Texas Department of Transportation
            - driveway
            - cut and fill combo permits for site work
            - off trailer permit
            - above ground sanitary holding tank permit
            - NLI, storm water prevention permit (TCEQ)
            - excavation permit for ponds A, B, and C
            - drainage permit as part of the storm water permit

3.    Texas Department of Health Approval.

                                  SCHEDULE 4.15

                        EXCLUSIONS FOR MEDICARE/MEDICAID

                                      None.

                                  SCHEDULE 4.16

              EXCEPTIONS RELATING TO HEALTHCARE REGULATORY MATTERS

                                      None.

                                  SCHEDULE 4.18

                              MEDICAL STAFF MATTERS

                                      None.

                                  SCHEDULE 4.20

                               INTANGIBLE PROPERTY

                                      None.

                                  SCHEDULE 4.22

                           SUBSIDIARIES OF THE SELLER

                                      None.

                                  SCHEDULE 7.3

                           CONFIDENTIALITY PROVISIONS

As used herein, the term "Confidential Information" with respect to a party means (a) any confidential, non-public or proprietary information (including, without limitation, any business records, financial information, business activity, ownership or investor lists, ownership or investor information, service, data, documentation, description, know-how, concept, trade secret, copyright or other intellectual property right) of such party, whether disclosed verbally, in writing or electronically, or which is otherwise learned by the other party hereto, and whether disclosed prior to, on or after the date hereof, and (b) all data, analyses, compilations, studies or other documents prepared by the other party hereto that contain or reflect any Confidential Information; provided, however, that the term "Confidential Information" does not include information which (i) is already in the other party's possession, provided that such information is not known by the other party to be subject to another confidentiality agreement with or other obligation of secrecy to the disclosing party, or (ii) becomes generally available to the public other than as a result of a disclosure by the other party in breach hereof, or (iii) becomes available to the other party on a non-confidential basis from a source other than the disclosing party or its representatives, provided that such source is not known by the other party to be bound by a confidentiality agreement with or other obligation of secrecy to the Company. Neither party makes any representation or warranty regarding the completeness or accuracy of any Confidential Information.

As a condition to each of the parties furnishing one another with such party's Confidential Information, each party hereto agrees to treat the other party's Confidential Information (whether prepared by the disclosing party, its advisors or otherwise) in accordance with the provisions of this Schedule 7.3 and to take or abstain from taking certain other actions herein set forth.

Each party hereby agrees that the other party's Confidential Information, and the fact that the parties are discussing a potential business relationship, will be kept confidential by such party and will be used by such party solely for the purpose of (i) evaluating a possible business relationship with the other party, and (ii) if such business relationship is commenced, fulfilling the obligations of such party to the other party pursuant to any agreements between the parties hereto; provided, however, that any Confidential Information and the fact the parties are discussing a potential business relationship may be disclosed to the following: (1) such party's agents or representatives who need to know the Confidential Information for the purpose of evaluating or providing services in connection with any such possible business relationship (it being understood that (A) such agents and representatives shall be informed by such party of the confidential nature of the other party's Confidential Information, (B) such agents and representatives shall be directed by such party to treat the other party's Confidential Information confidentially in accordance with the terms of this Agreement, and (C) such party shall be liable for any breach of confidentiality committed by such agents or representatives), and (2) Purchaser and its Affiliates' prospective investors in relation to or in connection with any private placement or public offering of Purchaser's or its Affiliates' securities, and (3) any person or entity to whom disclosure is required by federal or state securities laws.

Except with the prior written consent of the other party and except for the permitted disclosures described in the immediately preceding paragraph, prior to any public announcement concerning the business relationship between Purchaser and Seller, or any transaction related thereto, neither party will, and will direct its agents and representatives not to, disclose to any person either the fact that (A) discussion or negotiations are taking place concerning the potential business relationship between Purchaser and Seller, or (B) that a business relationship between Purchaser and Seller has commenced. If as a result of federal or state securities laws, either party is required by law, in the reasonable opinion of such party's legal counsel, to disclose the fact that negotiations are taking place concerning the proposed or commenced business relationship between Seller and Purchaser or any of the proposed or effective terms of such business relationship, such party shall, to the extent reasonably practical, provide prior notice thereto to the other party, and shall consult with the other party concerning the language, form and substance of any disclosure of the other party's Confidential Information.

In the event that either party, or such party's representatives or agents, are requested or required in a judicial, administrative or governmental proceeding to disclose the other party's Confidential Information, such party will cooperate with the other party and provide it with prompt notice of such request(s) so that the other party may seek an appropriate protective order and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, a party or its representatives or agents are nonetheless, in the opinion of such party's legal counsel, legally required to disclose the other party's Confidential Information to any tribunal or else stand liable for contempt or suffer other censure or penalty, such party may disclose the other party's Confidential Information to such tribunal without liability hereunder.

The parties, upon request of the other party, shall return or destroy all of the other party's written Confidential Information and all documents, memoranda, notes and other writings whatsoever prepared by such party or its representatives or agents based on the other party's Confidential Information. Neither this letter nor the disclosure of a party's Confidential Information to the other party grants or confers upon the other party any license, ownership right or other right in or to such Confidential Information.

                                 SCHEDULE 9.2(o)

                            NON-COMPETITION AGREEMENT

      THIS NON-COMPETITION AGREEMENT (this "Agreement") is made and entered into as of ________ __, 200__ by and among MPT OF NORTH CYPRESS, L.P. ("MPT") a Delaware limited partnership, and NORTH CYPRESS MEDICAL CENTER OPERATING COMPANY, LTD. (the "Company"), a Texas limited partnership.

                                    RECITALS:

      WHEREAS, the Company and MPT are parties to that certain Purchase and Sale Agreement dated effective as of June 1, 2005 (the "Purchase Agreement") pursuant to which MPT has agreed to purchase from the Company and the Company has agreed to sell to MPT, the Assets; and

      WHEREAS, as a condition to the closing of the transactions contemplated by and referenced in the Purchase Agreement, and as an inducement to cause MPT to enter into and close such transactions, the Company has agreed to enter into, and to be bound by the terms and conditions of, this Agreement.

      NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MPT and the Company do hereby agree as follows:

1. Capitalized Terms. Any capitalized term or phrase which is used herein (including the Recitals) and not expressly defined herein shall have the meaning ascribed to such term or phrase in the Purchase Agreement.

2. Non-Competition Provisions.

(a) The Company agrees that while the Lease is in place and, if such Lease is terminated for any reason other than the Company's purchase of MPT's leasehold interest in the Land subject to the Lease, for a period of three (3) years thereafter (the "Noncompete Period"), neither the Company nor any of its Affiliates shall, directly or indirectly, acquire, finance, guarantee indebtedness, own, lease, manage, develop or provide services in connection with the acquisition, ownership, operation or development of any real estate located within ten (10) miles of any point on or within the Land, which real estate is used in a Competing Business (as herein defined). Any violation of the provisions of this Section 2 shall suspend the Noncompete Period for the duration of such violation. "Competing Business" shall mean any healthcare business which involves the operation of a facility in which surgical procedures are performed and shall include, without limitation, any specialty hospital, hospital, or ambulatory surgery center; provided, however, that the foregoing shall not prohibit the Company and/or its Affiliates from acquiring, owning, operating or developing real estate the acquisition, ownership, operation or development of which by the Company and/or its Affiliates will not have an adverse effect on the Land and the Hospital. Nothing contained herein, however, is intended to conflict with or be more restrictive in its application than the Covenant Not to Compete provisions of the Company's Confidential Offering Memorandum dated as of October 18, 2004 and the Amended and Restated Agreement of Limited Partnership included therein (the "Company's Governing Documents"); provided, however, North Cypress Medical Center Operating Company, LLC (the "General Partner"), in its capacity as the general partner of the Company, hereby agrees for itself and its successors and assigns as the general partner of the Company: (i) to be bound by the Covenant Not to Compete provisions of the Company's Governing Documents for the Noncompete Period set forth herein, as if the General Partner were directly bound by such Covenant Not to Compete provisions in the Company's Governing Documents, and (ii) from and after the date of this Agreement and throughout the Noncompete Period set forth herein, to not grant any exceptions to the Covenant Not to Compete provisions of the Company's Governing Documents without the prior written consent of MPT, which may be granted or withheld in MPT's sole discretion.

(b) The Company agrees that the restrictions contained herein are reasonable and necessary to protect the legitimate interests of MPT, and that any violation of the provisions would result in damages which cannot be adequately compensated by money alone. The Company hereto agrees that MPT will be entitled to injunctive or other equitable relief without proving actual damages or posting any bond in the event of any violation of the restrictions contained herein; provided, however, that the foregoing shall not prohibit or limit or be construed to prohibit or limit the right of MPT to pursue any other legal and equitable remedies available to it on account of such breach or violation including the recovery of damages from the Company. If any court shall hold that the duration or scope (geographic or otherwise) of this Agreement is unreasonable, then, to the extent permitted by law, the court may prescribe a maximum duration or scope (geographic or otherwise) that is judicially enforceable and not unreasonable. The parties agree to accept such determination, subject to their rights of appeal, which the parties hereto agree shall be substituted in place of any and every judicially unenforceable provision of this Agreement, and that this Agreement, as so modified, shall be fully enforceable as if originally executed in such manner.

(c) This Agreement is intended to comply with all applicable rules and regulations of all governmental and regulating authorities. Accordingly, the parties agree to renegotiate, in good faith, any term, condition or provision of this Agreement, or any other relationship between the parties, determined to be in contravention of any regulation, policy or law of any such authority. All other provisions hereof shall remain enforceable to the fullest extent permitted by law. The parties further agree to comply with all applicable federal and state laws and regulations, including [42 U.S.C. Section 1395x(v)I,] which is incorporated herein by reference, relating to maintaining and providing documents to governmental officials.

3. Legal Fees and Expenses. In the event any claim is made by one party to this Agreement against another party to this Agreement, the Non-Prevailing Party (as herein defined), and only the Non-Prevailing Party, shall be responsible for paying the reasonable costs, expenses and legal fees of the other party to the claim. "Non-Prevailing Party" shall mean, with respect to any claim between any parties hereto, such party determined as the non-prevailing party by a court with proper jurisdiction.

4. Binding Effect and Modifications. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties to this Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior written agreements between the parties, and all prior and contemporaneous oral statements with respect to the restrictions contemplated hereby. This Agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

5. Section, Captions and Counterparts. Section and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof. This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument. The parties may execute this Agreement, individually or in a representative capacity, and forward an executed counterpart signature to one or more other parties by telecopy, overnight express or other means, and the party or parties receiving such executed counterpart signature shall be authorized to attach it hereto as the legal and valid signature of such executing party. The party or party receiving such executed counterpart signature, together with their attorneys and counsel, shall be able to rely on the validity of such executed counterpart signature as fully as if the original of such signature was affixed hereon.

6. Notices. All notices, demands, consents, approvals, requests and other communications required or permitted to be given under this Lease shall be in writing and shall be (a) delivered in person, (b) sent by certified mail, return receipt requested to the appropriate party at the address set out below, (c) sent by Federal Express, Express Mail or other comparable courier addressed to the appropriate party at the address set out below, or (d) transmitted by facsimile transmission to the facsimile number for each party set forth below:

      (a) if to the Company:         North Cypress Medical Center
                                     Operating Company, Ltd.
                                     6830 North Eldridge Parkway
                                     Suite 406
                                     Houston, Texas 77041
                                     Attention: Robert A. Behar, M.D.,
                                                Chairman of the Board
                                     Phone: (713) 466-6040
                                     Fax: (713) 466-6050

          with copies to:            Brennan Manna & Diamond, LLC
                                     75 East Market Street
                                     Akron, Ohio 44308
                                     Attention: Frank T. Sossi, Esq.
                                     Phone: (330) 253-5060
                                     Fax: (330) 253-1977

                              Zimmerman, Axelrad, Meyer, Stern & Wise, P.C. 3040 Post Oak Boulevard
                              Suite 1300
                              Houston, Texas 77056-6560
                              Attention: Leonard Meyer, Esq.
                              Phone: (713) 552-1234
                              Fax: (713) 963-0859

      (b) if to MPT:          MPT of North Cypress, L.P.
                              1000 Urban Center Drive, Suite 501
                              Birmingham, Alabama 35242
                              Attention: Michael G. Stewart, Esq.,
                                         Executive Vice President &
                                         General Counsel
                              Phone: (205) 969-3755
                              Fax: (205) 969-3756

          with a copy to:     Morris, Manning & Martin, LLP
                              1600 Atlanta Financial Center
                              3343 Peachtree Road, N.E.
                              Atlanta, Georgia  30326-1044
                              Attention: Jeanna A. Brannon, Esq.
                              Phone: (404) 233-7000
                              Fax: (404) 365-9532

Each notice, demand, consent, approval, request and other communication shall be effective upon receipt and shall be deemed to be duly received if delivered in person or by a national courier service, when left at the address of the recipient and if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number; provided that if a notice, demand, consent, approval, request or other communication is served by hand or is received by facsimile on a day which is not a Business Day, or after 5:00 p.m. on any Business Day at the addressee's location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. on the first Business Day thereafter. Rejection or other refusal by the addressee to accept, or the inability to deliver because of a changed address or changed facsimile number of which no notice was given, shall be deemed to be receipt of the notice, demand, consent, approval, request or communication sent. Any party shall have the right, from time to time, to change the address or facsimile number to which notice to it shall be sent by giving to the other party or parties at least ten
(10) days prior notice of the changed address or changed facsimile number.

7. Governing Law, Jurisdiction and Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. PURCHASER AND SELLER CONSENT TO THE PERSONAL JURISDICTION IN DELAWARE. PURCHASER AND SELLER AGREE THAT ANY ACTION OR

PROCEEDING ARISING FROM OR RELATED TO THIS AGREEMENT SHALL BE BROUGHT AND TRIED EXCLUSIVELY IN THE STATE OR FEDERAL COURTS OF DELAWARE. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. SELLER EXPRESSLY ACKNOWLEDGES THAT DELAWARE IS A FAIR, JUST AND REASONABLE FORUM AND SELLER AGREES NOT TO SEEK REMOVAL OR TRANSFER OF ANY ACTION FILED BY PURCHASER IN SAID COURTS. FURTHER, PURCHASER AND SELLER IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORM. SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO A PARTY AT THE ADDRESS DESIGNATED PURSUANT TO SECTION 6 SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PARTY FOR ANY ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT MAY BE ENFORCED IN ANY OTHER COURT TO WHOSE JURISDICTION ANY OF THE PARTIES IS OR MAY BE SUBJECT.

8. Severability. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, each of which shall remain in full force and effect.

9. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver by such party of any subsequent breach by the breaching party.

10. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement, and each has been, or had the opportunity to be, represented by the counsel of its choosing in connection therewith. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                [SIGNATURES APPEAR ON THE FOLLOWING THREE PAGES]

IN WITNESS WHEREOF, MPT and the Company have caused their incumbent and duly authorized representatives to execute this Agreement as of the day and year first above written.

                                     MPT

                                     MPT OF NORTH CYPRESS, L.P., a Delaware
                                     limited partnership

                                     By: MPT of North Cypress, LLC, a Delaware
                                         limited liability company, its
                                         general partner

                                         By: MPT Operating Partnership, L.P., a
                                             Delaware limited partnership, its
                                             sole member

                                             By: Medical Properties Trust, LLC,
                                                 a Delaware limited liability
                                                 company, its general partner

                                                 By:___________________________
                                                 Print Name:___________________
                                                 Title:________________________

                                     COMPANY:

                                     NORTH CYPRESS MEDICAL CENTER OPERATING
                                     COMPANY, LTD., a Texas limited partnership

                                     By: North Cypress Medical Center Operating
                                         Company, LLC, a Texas limited liability
                                         company, its general partner

                                         By:___________________________________
                                            Robert A. Behar, M.D., Chairman
                                            of the Board

                                  SCHEDULE 11.3

                              EXCEPTIONS TO PERMITS

                                      None.